UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

COPART, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

14185 Dallas Parkway, Suite 300
Dallas, Texas 75254
(972) 391-5000

October 24, 2014

Dear Stockholder:

You are cordially invited to attend the 2014 Annual Meeting of Stockholders of Copart, Inc. to be held on Wednesday, December 3, 2014, at 8:00 a.m., Central time, at Copart’s corporate headquarters located at 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254. The formal meeting notice and proxy statement are attached.

At this year’s annual meeting, our stockholders will be asked:

•	To elect the eight nominees for director named in the proxy statement to hold office until our 2015 annual meeting of stockholders or until their respective successors have been duly elected and qualified;

•	To approve the Copart, Inc. 2014 Employee Stock Purchase Plan;

•	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers for the fiscal year ended July 31, 2014;

•	To ratify the appointment by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2015; and

•	To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Your vote is important. Whether or not you plan to attend the annual meeting, it is important that your shares be represented, and we hope you will vote as soon as possible. You may vote over the Internet, by telephone or by mailing a completed, signed and dated proxy or voting instruction card. Please review the instructions on each of your voting options as described in the proxy statement, as well as in the Notice of Internet Availability of Proxy Materials that you received in the mail. If you hold shares of our common stock through a broker, bank, or other nominee holder, please follow the voting instructions provided by such broker, bank, or other nominee holder. Returning the proxy card or voting electronically or telephonically does not deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the annual meeting.

Thank you for your ongoing support of Copart. We look forward to seeing you at our 2014 Annual Meeting.

Sincerely,

WILLIS J. JOHNSON Chairman

The Notice of Internet Availability of Proxy Materials is first being mailed to our stockholders on or about October 24, 2014. The proxy materials are first being posted on https://materials.proxyvote.com/217204 on or about October 24, 2014.

COPART, INC.
14185 Dallas Parkway, Suite 300
Dallas, Texas 75254
(972) 391-5000

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	8:00 a.m., Central time, on Wednesday, December 3, 2014

Place	Copart’s corporate headquarters located at 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254

Items of Business
•  To elect the eight nominees for director named in this proxy statement to hold office until our 2015 annual meeting of stockholders or until their respective successors are duly elected and qualified.
• To approve the Copart, Inc. 2014 Employee Stock Purchase Plan.
• To approve, on an advisory (non-binding) basis, the compensation of our named executive officers for the fiscal year ended July 31, 2014.
• To ratify the appointment by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2015.
• To transact any other business that may properly come before the annual meeting.

Record Date	You are entitled to vote only if you were a Copart stockholder of record as of the close of business on the record date, October 6, 2014.

Meeting Admission
You are entitled to attend the annual meeting only if you were a Copart stockholder as of the close of business on the record date or otherwise hold a valid proxy for the annual meeting. If you are not a stockholder of record but hold shares through a broker, bank, trustee, or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement reflecting ownership on the record date, a copy of the voting instruction card provided by your broker, bank, trustee, or nominee, or similar evidence of ownership.

A complete list of stockholders entitled to vote at the meeting will be available and open to examination by any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting during normal business hours at our corporate headquarters.

Annual Report	You may access our 2014 annual report by visiting https://materials.proxyvote.com/217204. Our 2014 annual report is not a part of the proxy solicitation materials.

Date of Mailing
The Notice of Internet Availability of Proxy Materials is first being mailed to our stockholders, and the proxy materials are first being posted on the Internet at https://materials.proxyvote.com/217204, on or about October 24, 2014.

Voting
Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read the proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions in the section entitled “Questions and Answers About the Proxy Materials and Annual Meeting” beginning on page 1 of the proxy statement.

IMPORTANT NOTICE REGARDING THE PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON DECEMBER 3, 2014: The notice of annual meeting, proxy statement, proxy card, and 2014 annual report are available by visiting https://materials.proxyvote.com/217204.

PROXY STATEMENT
FOR 2014 ANNUAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS

(i)

(ii)

COPART, INC.
14185 Dallas Parkway, Suite 300
Dallas, Texas 75254
(972) 391-5000

PROXY STATEMENT
For the Annual Meeting of Stockholders
To Be Held December 3, 2014

QUESTIONS AND ANSWERS
ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by submitting the proxy card or voting by telephone or over the Internet. We have designated our Chief Executive Officer, A. Jayson Adair, and our Senior Vice President, General Counsel and Secretary, Paul A. Styer, to serve as proxies for the annual meeting.

Why am I receiving these materials?

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Copart, Inc., a Delaware corporation, of proxies to be voted at our 2014 Annual Meeting of Stockholders (and at any adjournment or postponement of such meeting). The annual meeting will take place on Wednesday, December 3, 2014 at 8:00 a.m., Central time, at our corporate headquarters located at 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254. Directions to the annual meeting are included on page 56 of this proxy statement. As a stockholder, you are invited to attend the annual meeting and are requested to vote on the items of business described in this proxy statement.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

This year, we are pleased to be distributing our proxy materials to our stockholders via the Internet under the “notice and access” rules of the Securities and Exchange Commission, or the SEC. This approach conserves natural resources and reduces our costs of printing and distributing the proxy materials, while providing a convenient way to access the materials and vote. On October 24, 2014, we mailed a “Notice of Internet Availability of Proxy Materials,” or Notice of Internet Availability, to our stockholders, containing instructions on how to access the proxy materials on the Internet and submit your vote via the Internet. If you would like to receive a printed copy of the proxy materials, please follow the instructions for requesting such materials included in the Notice of Internet Availability. A printed copy of the proxy materials will be provided to you free of charge. Notwithstanding the foregoing, we encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

In addition, you may request to receive your materials for all future meetings either by email or in paper form by mail. As noted above, choosing to receive future proxy materials by email notice will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. It will also give you faster access to view the proxy materials in an easily searchable format.

We mailed the Notice of Internet Availability on or about October 24, 2014 to all stockholders entitled to vote at the annual meeting. On the date of mailing of the Notice of Internet Availability, all stockholders and beneficial owners will have the ability to access all of our proxy materials on the website referred to in the Notice of Internet Availability. The proxy materials will also be available to the public at the following website: https://materials.proxyvote.com/217204. These proxy materials will be available free of charge.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and most highly paid executive officers, our corporate governance policies, information on our board of directors, and certain other required information. We use several abbreviations in this proxy statement. The term “proxy materials” means this proxy statement as well as the proxy card and our 2014 annual report to stockholders. References to “fiscal year” refer to our fiscal year beginning on August 1 of the prior year and ending on July 31 of the year stated.

What items of business will be voted on at the annual meeting?

The items of business scheduled to be voted on at the annual meeting are as follows:

•	To elect the eight nominees for director named in this proxy statement to hold office until our 2015 annual meeting of stockholders or until their respective successors are duly elected and qualified;

•	To approve the Copart, Inc. 2014 Employee Stock Purchase Plan;

•	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers for the fiscal year ended July 31, 2014, as set forth in this proxy statement; and

•	To ratify the appointment by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2015.

We will also transact any other business that may properly come before the annual meeting.

How does our board of directors recommend that I vote?

Our board of directors recommends that you vote your shares:

•	“FOR” each of the eight nominees for director named in this proxy statement.

•	“FOR” the approval of the Copart, Inc. 2014 Employee Stock Purchase Plan.

•	“FOR” the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers for the fiscal year ended July 31, 2014.

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2015 fiscal year.

Who is entitled to vote at the annual meeting?

Each share of our common stock issued and outstanding as of the close of business on October 6, 2014, the record date for our annual meeting, is entitled to vote on all items being considered at the annual meeting. You may vote all shares owned by you as of the record date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, or other nominee. On the record date, we had 126,242,365 shares of common stock issued and outstanding.

How many votes am I entitled to per share?

For all matters described in this proxy statement for which your vote is being solicited, each holder of shares of common stock is entitled to one vote for each share of common stock held by such holder as of the record date.

Am I entitled to cumulate my votes at the annual meeting?

Under our certificate of incorporation, in connection with the election of directors, each stockholder then entitled to vote in such election shall be entitled to as many votes as shall equal the number of votes which (except with respect to these cumulative voting rights) such holder would be entitled to cast for the election of directors with respect to such stockholder’s shares of stock multiplied by the number of directors to be elected in the election in which such stockholder’s shares are entitled to vote, and such stockholder may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as such stockholder may see fit.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and the Notice of Internet Availability has been sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to our designated proxies or to vote in person at the annual meeting.

Beneficial Owner

Many of our stockholders hold their shares through a broker, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the beneficial owner of shares held in “street name.” The Notice of Internet Availability has been forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the stockholder of record.

As a beneficial owner, you have the right to direct your broker, trustee or other nominee on how to vote your shares. For directions on how to vote shares beneficially held in street name, please refer to the voting instruction card provided by your broker, trustee or nominee. You are also invited to attend the annual meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the annual meeting unless you obtain a legal proxy from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the annual meeting.

How can I contact Copart’s transfer agent?

You may contact our transfer agent, Computershare Trust Company, N.A., by telephone at (877) 282-1168, by facsimile at (781) 575-3605 or by writing Computershare Trust Company, N.A., P.O. Box 30170, College Station, Texas 77842. You may also access instructions with respect to certain stockholder matters (e.g., lost share certificates, change of address) via the Internet at www.computershare.com/investor.

How can I attend the annual meeting?

You are invited to attend the annual meeting if you were a stockholder of record as of the record date, October 6, 2014, you hold a valid proxy for the annual meeting, or you are a beneficial owner as of the record date, October 6, 2014. If you are a stockholder of record, meaning you hold shares directly in your name with Computershare Trust Company, N.A., please bring government-issued photo identification for entrance to the annual meeting. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you should provide proof of beneficial ownership as of the record date, such as your most recent account statement reflecting stock ownership on the record date, October 6, 2014, together with a copy of the voting instruction card provided by your broker, bank, or nominee, or other similar evidence of ownership.

If you do not comply with the procedures outlined above, you may not be admitted to the annual meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the proxy card, or, if you vote by telephone or by Internet, by indicating your plans when prompted.

Will the annual meeting be webcast?

We do not expect to webcast the annual meeting.

How can I vote my shares in person at the annual meeting?

Stockholders of record — Shares held in your name as the stockholder of record may be voted by you in person at the annual meeting.

Beneficial owners — Shares held beneficially in street name may be voted by you in person at the annual meeting only if you obtain a legal proxy from the broker, trustee, or other nominee that holds your shares giving you the right to vote the shares.

Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the annual meeting.

How can I vote my shares without attending the annual meeting?

By mail

If you requested to receive printed proxy materials, you can vote by mail. Please complete, sign and date the proxy or voting instruction card and return it in the prepaid envelope. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by our board of directors.

By telephone

If you requested to receive printed proxy materials, you may also vote by telephone. You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card handy when you call. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded.

By Internet

The website for Internet voting is provided in the Notice of Internet Availability. You can vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day until 1:00 a.m., Central time, on December 3, 2014. If you vote by telephone or the Internet, you do not have to return your proxy or voting instruction card.

If you are a beneficial owner of shares, your broker, trustee or nominee may make telephone or Internet voting available to you. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, trustee or nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive.

Can I change my vote or revoke my proxy?

Yes, you have the right to revoke your proxy at any time prior to the time your shares are voted. If you are the stockholder of record, you may revoke your vote by (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above under the subheading “How can I vote my shares without attending the annual meeting?” (and until the applicable deadline for each method), (ii) providing a written notice of revocation to our corporate secretary at Copart, Inc., 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254, Attn: Paul A. Styer, prior to your shares being voted, or (iii) attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee, or nominee following the instructions they provided or, if you have obtained a legal proxy from your broker, trustee, or nominee giving you the right to vote your shares, by attending the annual meeting and voting in person.

Is there a list of stockholders entitled to vote at the annual meeting?

The names of stockholders of record entitled to vote at the annual meeting will be available at the annual meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our corporate headquarters located at 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254, by contacting our corporate secretary.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Copart or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

How many shares must be present or represented to conduct business at the annual meeting?

The quorum requirement for holding the annual meeting and transacting business is that the holders of a majority of the voting power of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. If there is no quorum, the chairman of the annual meeting may adjourn the meeting to another place, if any, date, or time. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, trustee or nominee, you must instruct the broker, trustee or nominee how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the annual meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required. If you are a beneficial owner whose shares are held of record by a broker, trustee or nominee, your broker, trustee or nominee has discretionary voting authority to vote your shares on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal 4), even if the broker has not received voting instructions from you. However, your broker does not have discretionary authority to vote on the election of directors (Proposal 1), to vote on the Copart, Inc. 2014 Employee Stock Purchase Plan (Proposal 2), or the advisory (non-binding) vote on the approval of executive compensation (Proposal 3), without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters. Accordingly, if you are a beneficial owner, it is particularly important that you provide your instructions for voting your shares on the election of directors (Proposal 1), the vote on the Copart, Inc. 2014 Employee Stock Purchase Plan (Proposal 2), and the advisory (non-binding) vote on the approval of executive compensation (Proposal 3), to your broker, trustee, or other nominee.

What is the voting requirement to approve each of the proposals?

Proposal	Vote Required	Discretionary Voting Allowed?
Election of directors	Plurality of the votes cast	No
Approval of the Copart, Inc. 2014 Employee Stock Purchase Plan	Majority of the votes cast	No
Advisory Vote to Approve Executive Compensation	Majority of the votes cast	No
Ratification of Appointment of Ernst & Young LLP	Majority of the votes cast	Yes

Election of Directors

The nominees receiving the highest number of affirmative “FOR” votes of the shares entitled to be voted at the annual meeting will be elected as directors. You may vote “FOR” or “WITHHOLD” for each director nominee. A properly executed proxy marked “WITHHOLD” with respect to the election of a director will not be voted with respect to such director although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will not affect the outcome of the election of directors.

Approval of the Copart, Inc. 2014 Employee Stock Purchase Plan

Under our bylaws, the votes cast “FOR” must exceed the votes cast “AGAINST” to approve our 2014 Employee Stock Purchase Plan. Abstentions and broker non-votes are not counted as votes “FOR” or “AGAINST” this proposal.

Advisory (Non-Binding) Vote on Approval of Executive Compensation

Under our bylaws, the votes cast “FOR” must exceed the votes cast “AGAINST” to approve, on an advisory (non-binding) basis, the compensation of our named executive officers for the fiscal year ended July 31, 2014. Abstentions and broker non-votes are not counted as votes “FOR” or “AGAINST” this proposal.

Ratification of Appointment of Ernst & Young LLP

Under our bylaws, the votes cast “FOR” must exceed the votes cast “AGAINST” to approve the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. Abstentions are not counted as votes “FOR” or “AGAINST” this proposal.

What happens if additional matters are presented at the annual meeting?

Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, A. Jayson Adair and Paul A. Styer, or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our board of directors.

Who will count the votes?

A representative of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes and act as inspector of election.

Who will bear the cost of soliciting votes for the annual meeting?

We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication, by our directors, officers, and employees. None of those directors, officers or employees will receive any additional compensation for such solicitation activities. We may also reimburse brokerage firms, banks, and other nominee holders of record for the cost of forwarding proxy materials to beneficial owners.

Where can I find the voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting. We will also disclose voting results on a Current Report on Form 8-K to be filed with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K, we will file a Current Report on Form 8-K to publish preliminary results and, within four business days after final results are known, file an additional Current Report on Form 8-K to publish the final results.

What is “householding” and how does it affect me?

We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, we deliver only one copy of the Notice of Internet Availability, or proxy materials, if applicable, to multiple stockholders who share the same address and have the same last name, unless we have received contrary instructions from an affected stockholder. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

We will deliver, promptly upon written or oral request, a separate copy of the Notice of Internet Availability and/or the proxy materials, as applicable, to any stockholder at a shared address to which a single copy of the Notice of Internet Availability and/or the proxy materials, as applicable, were delivered. To receive a separate copy of the Notice of Internet Availability and/or the proxy materials, as applicable, you may write to or call our Investor Relations Department at 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254, telephone (972) 391-5000. Any such request should be made promptly in order to ensure timely delivery. Any stockholders of record who (i) share the same address and currently receive multiple copies of the Notice of Internet Availability or proxy materials, as applicable, and (ii) wish to receive only one copy of the Notice of Internet Availability or proxy materials, as applicable, per household in the future may contact our Investor Relations Department at the address or telephone number listed above to participate in the householding program.

A number of brokerage firms have instituted householding. If you hold your shares beneficially in street name, please contact your bank, broker, or other holder of record to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2015 annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal executive offices not later than June 26, 2015; provided, however, that in the event that we hold our 2015 annual meeting of stockholders more than 30 days from the one-year anniversary date of the 2014 annual meeting, we will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. All stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Copart, Inc.
Attn: Corporate Secretary
14185 Dallas Parkway, Suite 300
Dallas, Texas 75254

The submission of a stockholder proposal does not guarantee that it will be included in Copart’s proxy statement or proxy.

Requirements for Stockholder Proposals to be Brought Before the 2015 Annual Meeting

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders, but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the meeting by or at the direction of our board of directors, or (iii) properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our corporate secretary, which notice must contain the information specified in our bylaws. To be timely for our 2015 annual meeting of stockholders, our corporate secretary must receive the written notice at our principal executive offices:

•	not earlier than August 10, 2015, and

•	not later than the close of business on September 9, 2015.

In the event that we hold our 2015 annual meeting of stockholders more than 30 days before or after the one-year anniversary date of the 2014 annual meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received not later than the close of business on the later of the following two dates:

•	the 90th day before such annual meeting; or

•	the 10th day following the day on which public announcement of the date of such meeting is first made.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

Nomination of Director Candidates

Our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by our corporate secretary within the time period described above under “Requirements for Stockholder Proposals to be Brought Before the 2015 Annual Meeting” for stockholder proposals that are not intended to be included in our proxy statement.

In addition, it is the policy of our nominating and governance committee to consider recommendations for candidates to the board of directors from stockholders holding not less than one percent (1%) of the outstanding shares of our common stock continuously for at least twelve (12) months prior to the date of submission of the recommendation or nomination. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors, and should be directed to our general counsel at our address set forth above for our corporate secretary. For additional information regarding stockholder recommendations for director candidates, please see the sections entitled “Corporate Governance and Board of Directors — Director Nomination Process” and “Corporate Governance and Board of Directors — Considerations in Identifying and Evaluation Director Nominees.”

Availability of Bylaws

A copy of our current bylaws may be obtained free of charge by written request to our Investor Relations Department c/o Copart, Inc., 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Board of Directors Composition, Meetings, and Board Committees

Our board of directors is currently comprised of eight members. Our bylaws permit our board to establish the authorized number of directors within a range from five to nine members, and eight directors are currently authorized.

All directors elected at an annual meeting are elected to serve from the time of election and qualification until the earlier of the next annual meeting of stockholders following such election or their resignation or removal. At each annual meeting of stockholders, the terms of each of our incumbent directors expire and all members of our board of directors are elected.

Fiscal 2014 Board Meetings

During fiscal 2014, our board of directors held seven meetings. Each of our directors attended or participated in 75% or more of the total number of meetings of our board of directors, and 75% or more of the meetings held by all committees of our board of directors on which he served during the past fiscal year.

Board Leadership Structure

Our board of directors believes that it is important to retain its flexibility to allocate the responsibilities of the positions of the chairman of our board and chief executive officer in a way that it believes is in our best interests. Currently, the roles of chairman of our board and chief executive officer have been separated by our board of directors. Willis J. Johnson is our executive chairman, and A. Jayson Adair is our chief executive officer. Our board believes that the separation of the offices of chairman and chief executive officer is appropriate at this time because it allows our chief executive officer to focus primarily on our business strategy, operations, and corporate vision while the chairman provides guidance to the chief executive officer, sets the agenda for board meetings, and presides over meetings of the full board. Our board’s administration of risk oversight has not affected its leadership structure.

Director Independence

Of our incumbent directors, Messrs. Blunt, Cohan, Englander, Meeks, and Tryforos have each been determined by our board to be an “independent director” as that term is defined under the rules of The NASDAQ Stock Market LLC, or the NASDAQ.

Our board of directors has not established categorical standards or guidelines to make director independence determinations but considers all relevant facts and circumstances. Our board based its determinations primarily on a review of the responses of the directors to questions regarding employment and compensation history, affiliations, family and other relationships, and on discussions with our directors. In making its independence determinations, our board considered transactions between us and entities associated with the directors or members of their immediate family. All identified transactions that appear to relate to us and a person or entity with a known connection to a director are presented to our board of directors for consideration. In making its determination that certain directors are independent, our board of directors considered the transactions in the context of the NASDAQ rules, the standards established by the SEC for members of audit committees, and the SEC and Internal Revenue Service standards for compensation committee members.

Oversight of Risk Management

Our board of directors’ role in our risk oversight process includes receiving regular reports from members of senior management on areas of material risk to us, including operational, financial, legal and regulatory, and strategic and reputational risks.

Our board’s role in risk oversight is consistent with our board’s leadership structure, with the chief executive officer and other members of senior management having responsibility for assessing and managing our risk exposure and our board and committees providing oversight in connection with those efforts. While our board has the ultimate oversight responsibility for our risk management policies and processes, the committees of our board also have responsibility for risk oversight with respect to certain matters.

Our audit committee oversees management of financial risk exposures, including the integrity of our accounting and financial reporting processes and controls. As part of this responsibility, our audit committee meets periodically with our independent auditors, our internal auditors, and our financial and accounting personnel to discuss significant financial risk exposures and the steps management has taken to monitor, control, and report these exposures. Additionally, our audit committee reviews significant findings prepared by our independent auditors together with management’s responses as well as significant findings of our internal auditors. Our audit committee also oversees risk associated with related party transactions and business conduct compliance.

Our compensation committee considers the risks associated with our compensation policies and practices with respect to both executive compensation and employee compensation generally. Our management has reviewed with our compensation committee the compensation plans and programs that could have a material impact on us. The management review considered whether any of these plans or programs may encourage inappropriate risk-taking, whether any plan may give rise to risks that are reasonably likely to have a material adverse effect on us, and whether our management would recommend any changes to the plans. Our management also reviewed with our compensation committee risk-mitigating controls such as the degree of compensation committee and senior management oversight of each program and the level and design of internal controls over such programs.

Our nominating and governance committee oversees risks associated with our overall governance practices and the leadership structure of our board. Our board is kept informed of each committee’s risk oversight and other activities via regular reports of the committee chairs to the full board.

Board Committees

Our board of directors maintains three standing committees: an audit committee, a compensation committee, and a nominating and governance committee. Each committee has a written charter, approved by our board of directors, outlining the principal responsibilities of the committee. Copies of the current committee charters are available in the Corporate Governance section of the Investor Relations page on our website at www.copart.com.

Our board committees are comprised as follows:

Director Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Matt Blunt	Ö	—	Ö
Steven D. Cohan	Chair	Ö	—
Daniel J. Englander	Ö	Chair	Chair
James E. Meeks	—	—	Ö
Thomas N. Tryforos	—	Ö	—

Only directors deemed to be “independent” (see below) serve on the audit, compensation, or nominating and governance committees. However, our board may create special committees from time to time and our current employee directors or those deemed not to be independent under applicable rules and guidelines may be appointed to serve on those special committees, as our board may determine.

Audit Committee. Our audit committee is primarily responsible for (i) reviewing and approving the services performed by our independent registered public accounting firm, (ii) reviewing our consolidated financial statements, and (iii) reviewing reports concerning our accounting practices and systems of internal accounting procedures and controls. The purposes of our audit committee are, among other things, to:

•	Oversee our accounting and financial reporting processes and audits of our consolidated financial statements;

•	Assist our board in overseeing and monitoring: (i) the integrity of our consolidated financial statements; (ii) our internal accounting and financial controls; (iii) our compliance with legal and regulatory requirements; and (iv) our independent auditor’s qualifications, independence, and performance;

•	Prepare the audit committee report that the rules of the SEC require be included in our annual proxy statement;

•	Provide our board with the result of its monitoring and any recommendations derived from such monitoring;

•	Provide our board with additional information and materials as our audit committee may determine to be necessary to make our board aware of significant financial matters requiring board attention; and

•	Function as our qualified legal compliance committee for the purposes of reviewing and discussing any reports concerning material violations submitted to it by our attorneys or our outside counsel.

Our audit committee held four meetings during fiscal 2014. Our audit committee acts under a written charter adopted and approved by our board of directors, which charter can be found at http://www.copart.com/c2/pdf/audit_cc.pdf.

The audit committee currently consists of Steven D. Cohan, Daniel J. Englander and Matt Blunt. Mr. Cohan is the chair of our audit committee. Our board of directors has determined that each of the members of our audit committee are “independent directors” as contemplated by the NASDAQ listing rules and the rules of the SEC relating to audit committee independence. Our board of directors has designated Mr. Cohan, the chairman of the committee, as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K promulgated by the SEC. This designation is a disclosure requirement of the SEC and does not impose upon Mr. Cohan any duties, obligations, or liabilities greater than that which would otherwise be imposed by virtue of his membership on our board or audit committee. In addition, this designation does not affect the duties, obligations, or liabilities of any other director or audit committee member. Our board of directors has determined that each audit committee member has sufficient knowledge in reading and understanding financial statements to serve on our audit committee.

Compensation Committee. Our compensation committee is generally responsible for, among other things, (i) assisting our board of directors in providing oversight of our compensation policies, plans and benefits programs and (ii) reviewing and approving, and, where appropriate, making recommendations to our board of directors regarding all forms of compensation to be provided to all of our employees, directors and consultants, including stock compensation and loans, and all bonus and stock compensation to all employees.

Our compensation committee held four meetings during fiscal 2014. Our compensation committee acts under a written charter adopted and approved by our board of directors, which charter can be found at http://www.copart.com/c2/pdf/compensation_cc.pdf.

The compensation committee currently consists of Daniel J. Englander, Thomas N. Tryforos and Steven D. Cohan. Mr. Englander is the chair of our compensation committee. Our board of directors has determined that each of the members of our compensation committee are (i) “independent directors” as contemplated by NASDAQ rules, (ii) “outside directors” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (Code), and (iii) “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

Nominating and Governance Committee. Our board of directors established the nominating and governance committee to ensure that our board is properly constituted to meet its fiduciary obligations to stockholders and that we have and follow appropriate governance standards. The committee is authorized to assist our board by identifying prospective director nominees, to select the director nominees for the next annual meeting of stockholders and to develop and recommend to our board governance principles applicable to us.

Our nominating and governance committee held one meeting during fiscal 2014. Our nominating and governance committee acts under a written charter adopted and approved by our board of directors, which charter can be found at http://www.copart.com/c2/pdf/nominating_governance_cc.pdf.

The nominating and governance committee consists of Daniel J. Englander, Matt Blunt and James E. Meeks. Mr. Englander is the chair of our nominating and governance committee. Our board of directors has determined that each of the members of our nominating and governance committee are “independent directors” as contemplated by NASDAQ rules.

Compensation Committee Interlocks and Insider Participation

The compensation committee of our board of directors consisted of Messrs. Englander, Tryforos and Cohan during fiscal 2014. No member of our compensation committee was, at any time during fiscal 2014, an officer or employee of Copart or any of our subsidiaries. In addition, no member of our compensation committee had any relationship requiring disclosure under Item 404 of Regulation S-K promulgated by the SEC at the time such committee member served as a board member and committee member.

No interlocking relationship, as described by the SEC, currently exists or existed during fiscal 2014 between any member of our compensation committee and any member of any other company’s board of directors or compensation committee.

Considerations in Identifying and Evaluating Director Nominees

Our nominating and governance committee has established policies and procedures relating to the consideration of any individual recommended as a prospective director nominee from stockholders. Please see the section entitled “Director Nomination Process” below. The nominating and governance committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the committee from other sources.

In its evaluation of director candidates, including the members of the board of directors eligible for reelection, our committee will consider the following:

•	The current size and composition of our board of directors and the needs of the board and its respective committees;

•	Factors such as character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like. Our committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors; and

•	Other factors that our committee may consider appropriate.

Any nominee for a position on the board must satisfy the following minimum qualifications:

•	The highest personal and professional ethics and integrity;

•	Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•	Skills that are complementary to those of the existing board;

•	The ability to assist and support management and make significant contributions to the company’s success; and

•	An understanding of the fiduciary responsibilities required of a member of the board and the commitment of time and energy necessary to diligently carry out those responsibilities.

The nominating and governance committee considers diversity as one of many, but not dispositive, factors in identifying nominees for director, including personal characteristics such as race and gender, as well as diversity in the experience and skills that contribute to the board’s performance of its responsibilities in the oversight of a complex and highly-competitive global business. The nominating and governance committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.

If our committee determines that an additional or replacement director is required, the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, board or management.

Director Nomination Process

Our nominating and governance committee is responsible for, among other things, determining the criteria for membership to our board of directors and recommending candidates for election to the board of directors. It is the policy of our nominating and governance committee to consider recommendations for candidates to the board of directors from stockholders holding not less than one percent (1%) of the outstanding shares of our common stock continuously for at least twelve (12) months prior to the date of submission of the recommendation or nomination. Stockholder recommendations for candidates to the board of directors must be directed in writing to Copart, Inc., 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254, Attention: General Counsel, and must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and Copart, and evidence of the recommending stockholder’s ownership of our stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like, and personal references. For details regarding the process to nominate a director directly for election to the board at an annual meeting of the stockholders, please see the section entitled “Questions and Answers About the Proxy Materials and Annual Meeting — What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors? — Nomination of Director Candidates.”

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance at stockholder meetings, our directors are encouraged to attend the annual meeting of stockholders. Two of our directors attended our 2013 annual meeting of stockholders.

Stockholder Communications with our Board of Directors

Our board of directors recommends that stockholders who wish to communicate directly with our board should do so in writing. Our board of directors has approved the following procedure for stockholders to communicate with our directors. Mail can be addressed to directors in care of Copart, Inc., Attention: General Counsel, 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254. All mail received will be logged in, opened and screened for security purposes. All mail, other than trivial or obscene items, will be forwarded. Trivial items will be delivered to our directors at the next scheduled board meeting. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the chairman of our nominating and governance committee. Mail addressed to the “Board of Directors” will be forwarded or delivered to the chairman of our board and chief executive officer. Our General Counsel may decide in the exercise of his judgment whether a response to any stockholder communication is necessary.

This procedure does not apply to stockholder proposals submitted pursuant to our bylaws and Rule 14a-8 of the Exchange Act, as discussed in this proxy statement under the caption “What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?”

COMPENSATION OF DIRECTORS

Our directors play a critical role in guiding our strategic direction and overseeing our management. In connection therewith, our non-employee directors are eligible to receive cash and equity compensation. Each non-employee director receives an annual director’s fee of $70,000, payable in quarterly installments. Mr. Cohan, who serves as chairman of our audit committee, receives an additional annual fee of $10,000 for his services as chairman of our audit committee, payable in quarterly installments. In addition to cash compensation, pursuant to procedures previously adopted by our board of directors, each non-employee director (other than newly appointed non-employee directors) receives an annual option grant of 40,000 shares under our 2007 Equity Incentive Plan, as amended and restated (2007 Equity Incentive Plan), which grant takes place on the date of our annual meeting of stockholders each year. Newly appointed non-employee directors are awarded an initial grant of shares at the time of appointment and are not eligible for an additional grant until the fiscal year following their appointment. The directors are also eligible for reimbursement of reasonable and necessary expenses incurred in connection with their attendance at board and committee meetings.

From April 2009 to April 2014, Willis J. Johnson, our chairman, received no cash compensation in consideration of his services to Copart (other than a $1.00 annual payment). Instead, in April 2009, we granted Mr. Johnson (our chief executive officer at the time) and our then-president each an option to acquire shares of our common stock, vesting over 5 years. This option became fully vested in April 2014. In September 2014, our compensation committee reconsidered Mr. Johnson’s compensation as our executive chairman and approved annual cash compensation to Mr. Johnson of $70,000, payable in quarterly installments commencing in April 2014, for his services as executive chairman. Additionally, our compensation committee approved an annual option grant to Mr. Johnson of 40,000 shares under our 2007 Equity Incentive Plan, which grant takes place on the date of our annual meeting of stockholders each year. In his role as executive chairman, Mr. Johnson is provided (i) a company owned automobile, (ii) health, dental and vision insurance (payment of both employer and, commencing in fiscal 2015, employee costs), and (iii) the following benefits, generally on the same basis provided to our other employees: dependent care flexible spending account, short- and long-term disability insurance, accidental death and dismemberment insurance, and a 401(k) plan.

The following table presents information relating to total compensation paid or accrued for services rendered to us in all capacities by our chairman of the board and our non-employee directors for the fiscal year ended July 31, 2014.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Totals ($)
Willis J. Johnson	35,000	—	6,000	41,000
Matt Blunt	70,000	382,388	—	452,388
Steven D. Cohan	80,000	382,388	—	462,388
Daniel J. Englander	70,000	382,388	—	452,388
James E. Meeks	70,000	382,388	—	452,388
Thomas N. Tryforos	70,000	382,388	—	452,388

(1)	Amounts shown represent the aggregate grant date fair values of awards of stock options granted in fiscal 2014, which were computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation, as amended, without regard to estimated forfeitures, or, with respect to re-priced options, the incremental fair value as computed in accordance with FASB ASC Topic 718. There can be no assurances that the amounts disclosed will ever be realized. Assumptions used in the calculation of these amounts are included in Note 1, “Summary of Significant Accounting Policies — Stock-Based Payment Compensation” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2014.

(2)	Includes $6,000 related to personal use of a company owned automobile.

As of July 31, 2014, the end of our 2014 fiscal year, the aggregate number of stock options outstanding for our chairman and each non-employee director was as follows:

Name	Aggregate Number of Shares Underlying Options
Willis J. Johnson	4,600,000
Matt Blunt	55,000
Steven D. Cohan	280,000
Daniel J. Englander	280,000
James E. Meeks	240,000
Thomas N. Tryforos	80,000

Under procedures previously adopted by our board of directors, each non-employee member of our board of directors (other than newly appointed non-employee directors) and, commencing as of this annual meeting under procedures adopted by our compensation committee in September 2014, our chairman of the board, receives an option grant of 40,000 shares of our common stock on the date of our annual stockholder meeting, at an exercise price per share equal to the closing price of our common stock on the NASDAQ on the date of grant. On December 16, 2013, the date of our 2013 annual stockholder meeting, each of Messrs. Blunt, Cohan, Englander, Meeks, and Tryforos were granted options to purchase 40,000 shares of our common stock under our 2007 Equity Incentive Plan as part of their annual board compensation for fiscal 2014, at an exercise price of $35.62 per share, which was the closing price of our common stock on the NASDAQ on the date of grant. Fifty percent (50%) of the shares subject to each option vest 12 months from the date of grant and 1/24th of the total number of shares underlying each option vest each month thereafter, such that the options will be fully vested two years from the date of grant. Vesting of the options may accelerate if any successor corporation does not assume the options in the event of a change in control.

PROPOSAL NUMBER ONE

ELECTION OF DIRECTORS

General

One of the purposes of our annual meeting is to elect directors to hold office until the 2015 annual meeting of stockholders or until their respective successors are elected and have been qualified. At each annual meeting of stockholders, the terms of each of our incumbent directors expires and all members of our board of directors are elected. Our bylaws permit our board to establish the authorized number of directors within a range from five to nine members. Eight directors are currently authorized.

Nominees

Our nominating and governance committee has nominated the eight individuals listed below for election as directors. All of the nominees for election at the annual meeting are currently our directors. All of the nominees were approved by our nominating and governance committee. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unavailable to serve. Unless otherwise instructed, the proxy holders will vote all submitted proxies FOR the eight nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will ensure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders. Directors must be elected by a plurality of the votes cast at the annual meeting. Accordingly, the eight candidates receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting will be elected to our board of directors.

Each of the following nominees is currently one of our directors. Please see “Biographical Information” below for information concerning each of the following directors standing for election. Please note that all ages set forth below are as of October 6, 2014.

Name	Age	Position	Director Since
Willis J. Johnson	67	Chairman of the Board	1982
A. Jayson Adair	44	Chief Executive Officer and Director	1992
Matt Blunt	43	Director	2009
Steven D. Cohan	53	Director	2004
Daniel J. Englander	45	Director	2006
James E. Meeks	65	Director	1996
Vincent W. Mitz	51	President	2011
Thomas N. Tryforos	55	Director	2012

Biographical Information

Willis J. Johnson, founder of Copart, has, since January 2004, served as chairman of our board of directors. From 1982 until February 2010, Mr. Johnson served as our chief executive officer and from 1986 until 1995, he also served as our president. Mr. Johnson was an officer and director of U-Pull-It, Inc. (UPI), a self-service auto dismantler, which he co-founded, from 1982 through September 1994. Mr. Johnson sold his entire interest in UPI in September 1994.

Mr. Johnson has over 30 years of experience in owning and operating auto dismantling companies and has overseen our growth from a single salvage facility in California to 182 salvage facilities in seven countries. As such, he brings to our board significant institutional history as well as extensive knowledge of the industry and our operations.

A. Jayson Adair has served as our chief executive officer since February 2010. From November 1996 to February 2010, Mr. Adair served as our president. From 1995 until 1996, Mr. Adair served as our executive vice president. From 1990 until 1995, Mr. Adair served as our vice president of sales and operations, and from 1989 to 1990, Mr. Adair served as our manager of operations.

Mr. Adair’s considerable knowledge and understanding of our company and our businesses together with his extensive experience managing crucial aspects of our business provide our board with significant insight into our businesses and operations.

Matt Blunt served as the Governor of the State of Missouri from 2005 to 2009. Prior to serving as the Governor of Missouri, Mr. Blunt served as a member of the Missouri General Assembly from 1999 through 2001 and as Missouri’s Secretary of State from 2001 through his inauguration as Governor in 2005. Since leaving the Office of the Governor of the State of Missouri, Mr. Blunt has served as a senior advisor to government affairs and financial firms. Since February 2011, Mr. Blunt has served as the president of the American Automobile Policy Council, which represents the public policy interests of Chrysler Group, LLC, Ford Motor Company, and General Motors Company. He is a 1993 graduate of the United States Naval Academy and received four Navy and Marine Corps Achievement Medals during his military service as well as numerous other awards.

Mr. Blunt brings to our board extensive experience in government and public policy as a result of his service as the Governor of Missouri, a member of the Missouri General Assembly, and his military training. As such, he provides our board with a unique and broad perspective on the issues we face.

Steven D. Cohan is a private investor and since 1997 has served as the chief executive officer and as a director of Loco Ventures, Inc., a privately held company that has operated various food manufacturing businesses in Northern California. From 1992 to 1994, he served as our vice president of finance and principal accounting officer and, from 1994 to 1996, he served as our vice president of corporate development. He holds an M.B.A. from the University of San Francisco and a B.A. in Economics from the University of California, Los Angeles. He is a certified public accountant.

Mr. Cohan brings to our board of directors a deep understanding of accounting principles and financial reporting rules and regulations. He acquired this knowledge in the course of serving as our principal accounting officer and his training as a certified public accountant.

Daniel J. Englander is managing partner of Ursula Capital Partners, an investment management firm that he founded in May 2004. In addition, since 2007, Mr. Englander has served as a director of America’s Car-Mart, Inc., an automotive retailer based in Bentonville, Arkansas; he served as a director of Healthways, Inc., a well-being improvement company based Franklin, Tennessee for a portion of 2014; and he served as a director of Ambassadors International, a cruise ship operator based in Seattle, Washington from 2009 through May 2011. From October 1994 until January 2004, Mr. Englander was employed as an investment banker with Allen & Company, a New York-based merchant bank, serving as a Managing Director from September 2002 until his departure. He holds a B.A. from Yale University.

Mr. Englander’s background in investment management and finance enables him to be a valuable resource to our board and to our company with respect to financial and business issues.

James E. Meeks served as our chief operating officer from 1992, when he joined us in connection with our purchase of South Bay Salvage Pool, until his retirement in 2007. From 1995 to 1996, Mr. Meeks also served as our senior vice president and from 1996 until 2007 he served as our executive vice president. From 1986 to 1992, Mr. Meeks, together with his family, owned and operated the South Bay Salvage Pool, a salvage yard company. From 1991 to 2001, Mr. Meeks was an officer, director and part owner of CAS & Meeks, Inc., a towing and subhauling service company. On August 1, 2007, Mr. Meeks relinquished the titles and responsibilities of executive vice president and chief operating officer, and he retired from employment with us on December 31, 2007.

With over 30 years of experience in vehicle dismantling business and extensive experience in the subhauling business as well as his knowledge of our businesses and operations, Mr. Meeks brings to our board deep understanding of many aspects of the salvage market.

Vincent W. Mitz has served as our president since February 2010. From August 2007 to February 2010, Mr. Mitz served as our executive vice president. From May 1995 until July 2007, Mr. Mitz served as our senior vice president of marketing. Previously, Mr. Mitz was employed by NER Auction Systems Inc. (NER), an automotive auction company, from 1981 until its acquisition by us in 1995. At NER, Mr. Mitz held numerous positions, most recently as Vice President of Sales and Operations for NER’s New York region from 1990 to 1993 and Vice President of Sales & Marketing from 1993 to 1995.

With over 30 years of experience in the automotive auction industry, including 17 years with Copart, Mr. Mitz’s understanding of our business, operations, and strategy enables him to provide significant insight into our business and operations.

Thomas N. Tryforos has been a private investor since 2005. Between May 1991 and September 2004, Mr. Tryforos was a General Partner at Prescott Investors, Inc., a private investment firm. Mr. Tryforos also serves as a director of Credit Acceptance Corporation, a publicly-traded indirect auto finance company. Mr. Tryforos received a B.A. from Columbia College in 1981. He received an M.B.A. in accounting and finance from Columbia Business School in 1984.

Mr. Tryforos’ significant experience in investing and financial matters enables him to provide insight and be a valuable resource to our board of directors and our company with respect to investment and financial matters.

There are no family relationships among any of our directors or executive officers, except that A. Jayson Adair is the son-in-law of Willis J. Johnson.

Required Vote

The eight director nominees receiving the highest number of affirmative votes of the shares entitled to be voted at the annual meeting, either in person or by proxy, will be elected as directors at the annual meeting.

Recommendation of our Board of Directors

Our board of directors unanimously recommends that stockholders vote FOR the election of each of the eight nominees listed above.

* * * * *

PROPOSAL NUMBER TWO

APPROVAL OF THE COPART, INC. 2014 EMPLOYEE STOCK PURCHASE PLAN

We are asking our stockholders to approve a new employee stock purchase plan, the Copart, Inc. 2014 Employee Stock Purchase Plan (the 2014 Purchase Plan). Our prior employee stock purchase plan, the 1994 Employee Stock Purchase Plan (the 1994 Purchase Plan), expired by its terms on March 31, 2014 and no offering periods have commenced under the 1994 Purchase Plan following its expiration date. To enable us to continue to provide important equity incentives to our eligible employees, our board of directors adopted the 2014 Purchase Plan and has reserved a total of 1,198,958 shares of our common stock for purchase under the 2014 Purchase Plan, subject to stockholder approval of the 2014 Purchase Plan at the 2014 annual meeting. The first offering period under the 2014 Purchase Plan commenced on July 1, 2014 but no shares have been purchased pursuant to the 2014 Purchase Plan. If the 2014 Purchase Plan is not approved at the 2014 annual meeting, the 2014 Purchase Plan and any offering periods then in effect will terminate and there will be no purchase of shares under the 2014 Purchase Plan. Our board of directors has determined that it is in the best interests of the Company and its stockholders to continue to offer an employee stock purchase plan and is asking the Company’s stockholders to approve the 2014 Purchase Plan.

Summary of the 2014 Employee Stock Purchase Plan

The following is a summary of the principal features of the 2014 Purchase Plan and its operation. This summary, however, does not purport to be a complete description of all the provisions of the 2014 Purchase Plan and is qualified in its entirety by the specific language of the 2014 Purchase Plan, which is attached as Appendix A to this proxy statement. Any stockholder who wishes to obtain a copy of the 2014 Purchase Plan may do so by written request to our corporate secretary at our headquarters in Dallas, Texas.

Our executive officers and directors (other than non-employee directors) have an interest in the approval of the 2014 Purchase Plan because they are eligible to participate in the 2014 Purchase Plan.

General

The 2014 Purchase Plan was adopted by our Board of Directors in June 2014, subject to stockholder approval at the annual meeting. The purpose of the 2014 Purchase Plan is to provide eligible employees with an opportunity to purchase shares of our common stock through contributions, generally through payroll deductions. The 2014 Purchase Plan permits our board of directors or the compensation committee of our board of directors (referred to herein as the Administrator) to grant rights that qualify for preferential tax treatment under Section 423 of the Code and rights that do not so qualify.

Shares Available for Issuance

If our stockholders approve this proposal, subject to adjustment upon changes in our capitalization, a total of 1,198,958 shares of our common stock will be made available for sale under the 2014 Purchase Plan, which represents the number of shares of our common stock authorized and available for issuance under the 1994 Purchase Plan as of July 1, 2014 (notwithstanding the fact that the 1994 Purchase Plan expired).

Administration

Our board of directors or the compensation committee of our board of directors administers the 2014 Purchase Plan. All questions of interpretation or application of the 2014 Purchase Plan are determined by the Administrator and its decisions are final and binding upon all participants.

Eligibility

Each of our (or our designated subsidiaries’) employees who is customarily employed at least 20 hours per week and more than 5 months in any calendar year, and who has completed 90 days of continuous employment with us prior to the applicable offering period, is eligible to participate in the 2014 Purchase Plan, except that no employee will be eligible to participate in the 2014 Purchase Plan to the extent that (a) immediately after the grant, such employee would own 5% or more of our voting stock or the voting stock of any of our parents or subsidiaries, or (b) his or her rights to purchase stock under all of our (or any of our parent or subsidiary) employee stock purchase plans accrues at a rate that exceeds $25,000 worth of stock (determined as the fair market value of the shares on the grant date) for each calendar year. In addition, the Administrator, in its sole discretion and prior to an offering date, may determine that an individual will not be eligible to participate if he or she: (i) has not completed at least 2 years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion); (ii) customarily works not more than 20 hours per week (or such lesser period of time as may be determined by the Administrator in its discretion); (iii) customarily works not more than 5 months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion); (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code; or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended.

As of October 6, 2014 approximately 2,397 employees are eligible to participate in the 2014 Purchase Plan. Non-employee members of our board of directors are not eligible to participate in the 2014 Purchase Plan.

Offering Period

Unless otherwise determined by the Administrator, each offering period under the 2014 Purchase Plan will have a duration of approximately 6 months, commencing on the first trading day on or after July 1 and terminating on the last trading day in the period ending the following December 31, or commencing on the first trading day on or after January 1 and terminating on the last trading day in the period ending the following June 30.

Enrollment and Participation in the Purchase Plan

Eligible employees become participants in the 2014 Purchase Plan by delivering to our personnel administrator at our principal executive offices a subscription agreement authorizing payroll deductions or by following an electronic or other enrollment procedure determined by the Administrator. Once an employee elects to participate in the 2014 Purchase Plan, enrollment in each successive offering period occurs automatically unless the employee withdraws from participation in the 2014 Purchase Plan.

To participate in the 2014 Purchase Plan, an eligible employee must authorize contributions up to 10% of such employee’s compensation during the offering period. For purposes of the 2014 Purchase Plan, “compensation” shall mean an employee’s base straight time gross earnings and sales commissions (exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation). Once an employee becomes a participant in the 2014 Purchase Plan, the employee automatically will participate in each successive offering period until the employee withdraws from the 2014 Purchase Plan or the employee’s employment with us or one of our designated subsidiaries terminates. On the first day of each offering period, each participant automatically is granted a right to purchase shares of our common stock. This purchase right expires at the end of the offering period or upon termination of employment, whichever is earlier, but, if not expired, it is exercised on the last trading day of the offering period to the extent of the contributions made during such offering period.

Purchase Price

Unless and until the Administrator determines otherwise, the purchase price per share under the 2014 Purchase Plan is the lower of (i) 85% of the fair market value of a share of our common stock on the date of commencement of the offering period or (ii) 85% of the fair market value of a share of our common stock on the last trading day of the offering period. The fair market value of the common stock on a given date is the closing sale price as reported on NASDAQ.

Payment of Purchase Price; Payroll Deductions

Contributions are accumulated throughout each offering period, generally through payroll deductions. The number of whole shares that a participant may purchase in each offering period will be determined by dividing the total amount of a participant’s contributions during that offering period by the purchase price; provided, however, that a participant may not purchase, in any offering period, more than the total number of shares of common stock determined by dividing $12,500 by the fair market value of a share of our common stock on the first day of the offering period. During an offering period, a participant may discontinue his or her participation in the 2014 Purchase Plan and may increase or decrease the rate of payroll deductions in an offering period within limits set by the Administrator. No fractional shares will be issued upon the purchase of shares. Any amounts insufficient to purchase a full share remaining in participant’s account after exercise of the option will be retained in a participant’s account for the subsequent offering periods. No interest will accrue on the payroll deductions of a participant in the 2014 Purchase Plan, except as required by applicable law or otherwise as determined by us.

All participant contributions are credited to the participant’s account, are generally only withheld in whole percentages and are included with our general funds. Funds received by us pursuant to exercises under the 2014 Purchase Plan may be used for any corporate purpose. A participant generally may not make additional contributions into his or her account outside the regularly established process.

Withdrawal

Generally, a participant may withdraw all but not less than all of his or her contributions from an offering period at any time by written notice or by following an electronic or other enrollment procedure determined by the Administrator without affecting his or her eligibility to participate in future offering periods. Once a participant withdraws from a particular offering period, however, that participant may not participate again in the same offering period. To participate in a subsequent offering period, the participant must deliver a new subscription agreement to our personnel administrator at our principal executive offices.

Termination of Employment

Upon termination of a participant’s employment for any reason, he or she will be deemed to have elected to withdraw from the 2014 Purchase Plan and the contributions credited to the participant’s account (to the extent not used to make a purchase of our common stock) will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the 2014 Purchase Plan, and such participant’s right to purchase shares under the 2014 Purchase Plan will automatically be terminated.

Adjustments upon Changes in Capitalization, Dissolution, Liquidation, Sale of Assets or Merger

Changes in Capitalization. In the event that any stock split, reverse stock split, stock dividend, combination or reclassification of common stock, or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by us occurs, then the Administrator will adjust the number of shares of common stock that may be delivered under the 2014 Purchase Plan, the purchase price per share, and the number of shares of common stock covered by each right to purchase shares under the 2014 Purchase Plan that has not yet been exercised.

Dissolution or Liquidation. Unless otherwise determined by the Administrator, in the event of our proposed dissolution or liquidation, the offering period will be terminated immediately prior to the consummation of such proposed action.

Sale of Assets or Merger. In the event of a proposed sale of all or substantially all of our assets or a merger with or into another corporation, the participant’s rights will be satisfied by assumption of our obligations by such acquiring or successor corporation unless the Administrator determines to either terminate the 2014 Purchase Plan and refund all accumulated funds or to shorten the then-current offering period with at least 10 business days prior notice to the participants.

Amendment and Termination of the Plan

The Administrator may at any time, terminate, suspend, or amend the 2014 Purchase Plan, but, except under certain conditions, no termination, suspension or amendment shall be made which would impair the rights of any participant arising out of any offering period which has already commenced without such participant’s written consent. The Administrator is also entitled to modify the 2014 Purchase Plan, including with respect to offering periods already underway, to reduce or eliminate unfavorable accounting consequences. These modifications, which may be effected without shareholder approval or the consent of participants, include altering the purchase price, shortening an offering period, and allocating shares among participants.

To the extent necessary and desirable to comply with applicable law or regulation, including the requirements of NASDAQ, we shall obtain shareholder approval of any 2014 Purchase Plan amendment in such a manner and to such a degree as required.

Certain U.S. Federal Income Tax Information

The following brief summary of the effect of U.S. federal income taxation upon the participant and us with respect to the shares purchased under the 2014 Purchase Plan does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or non-U.S. jurisdiction in which the participant may reside.

The 2014 Purchase Plan, and the right of U.S. participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the 2014 Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than 2 years from the first day of the applicable offering period and 1-year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. We generally are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND US UNDER THE 2014 PURCHASE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR NON-U.S. JURISDICTION IN WHICH THE PARTICIPANT MAY RESIDE.

New Plan Benefits

Participation in the 2014 Purchase Plan is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions or other contributions. Accordingly, future purchases under the 2014 Purchase Plan are not determinable. Non-employee directors are not eligible to participate in the 2014 Purchase Plan. As of October 6, 2014, no purchases have been made under the 2014 Purchase Plan since its adoption by our board of directors. As of October 6, 2014, the closing price of our common stock was $31.63 per share. For illustrative purposes, the following table sets forth (i) the number of shares that were purchased during the last fiscal year under the 1994 Purchase Plan, and (ii) the weighted average price per share paid for such shares.

Name of Individual or Group	Number of Shares Purchased	Weighted Average Per Share Purchase Price ($)
A. Jayson Adair, Chief Executive Officer	—	—
Vincent W. Mitz, President	—	—
William Franklin, Executive Vice President and Chief Financial Officer	740	28.43
Robert Vannuccini, Senior Vice President, Sales and Chief Sales Officer	510	28.49
Paul Styer, Senior Vice President, General Counsel and Secretary	740	28.43
All executive officers, as a group	3,561	28.65
All directors who are not executive officers, as a group	—	—
All employees who are not executive officers, as a group	81,967	28.54

Required Vote

Approval of our 2014 Purchase Plan requires the affirmative vote of a majority of the votes cast for this proposal at the Annual Meeting.

Recommendation of our Board of Directors

Our Board of Directors unanimously recommends that the stockholders vote FOR the Copart, Inc. 2014 Purchase Plan and the number of shares reserved for issuance thereunder.

* * * * *

PROPOSAL NUMBER THREE

ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION

This year we are asking our stockholders to cast a non-binding advisory vote to approve the compensation of our named executive officers identified in the Fiscal Year 2014 Summary Compensation Table in the “Executive Compensation” section of this proxy statement as required by Section 14A of the Exchange Act. Section 14A was added to the Exchange Act by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act). The advisory vote on the approval of executive compensation is a non-binding vote on the compensation of our named executive officers, as described in the “Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this proxy statement. The Dodd-Frank Act requires us to hold the advisory vote on the approval of execution compensation at least once every three years.

At our 2013 annual meeting of stockholders, we provided our stockholders with the opportunity to cast an advisory vote to approve the compensation of our named executive officers as disclosed in the proxy statement for our 2013 annual meeting of stockholders, and our stockholders overwhelmingly approved the proposal, with more than 98% of the votes cast in favor of the proposal to approve the executive compensation of our named executive officers. At our 2011 annual meeting of stockholders, we asked our stockholders to indicate if we should hold an advisory vote to approve the compensation of our named executive officers every one, two, or three years, with our board of directors recommending an annual advisory vote. Because our board of directors views it as a good corporate governance practice, and because more than 92% of the votes cast were in favor of an annual advisory vote, we are again asking our stockholders to approve the compensation of our named executive officers as disclosed in this proxy statement.

Compensation Program and Philosophy

Our executive compensation program is designed to:

•	to attract and retain talented and experienced executives;

•	to motivate and reward executives whose knowledge, skills and performance are critical to our success; and

•	to incentivize our executives to manage our business to meet our long-term objectives and the long-term objectives of our stockholders.

Under this program, our named executive officers are rewarded for the achievement of specific short-term and long-term goals that enhance stockholder value. Stockholders are urged to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes our executive compensation program and contains information about the fiscal 2014 compensation of our named executive officers. Our compensation committee and our board of directors believe that our compensation design and practices are effective in implementing our executive compensation goals.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis in a non-binding vote, the compensation of Copart, Inc.’s named executive officers as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures set forth in the proxy statement relating to Copart’s 2014 annual meeting of stockholders.”

Required Vote

The affirmative “FOR” votes must exceed the votes cast “AGAINST” to approve, on an advisory basis, the compensation awarded to our named executive officers for the fiscal year ended July 31, 2014. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes are not counted as votes “FOR” or “AGAINST” this proposal.

Even though this say-on-pay vote is advisory and, therefore, will not be binding on us, our compensation committee and our board of directors value the opinions of our stockholders. Accordingly, to the extent there is a significant vote against the compensation of our named executive officers, we will consider our stockholders’ concerns, and our compensation committee will evaluate what actions may be necessary or appropriate to address those concerns.

Recommendation of our Board of Directors

Our board of directors unanimously recommends that stockholders vote FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers as disclosed in this proxy statement.

* * * * *

PROPOSAL NUMBER FOUR

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

General

Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for the current fiscal year ending July 31, 2015. A representative of Ernst & Young LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. Stockholder ratification of the appointment of Ernst & Young LLP is not required by our bylaws or otherwise. Our audit committee is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice.

In the event our stockholders fail to ratify the appointment of Ernst & Young LLP, our audit committee will reconsider its selection. Even if the selection of the independent registered public accounting firm is ratified by our stockholders, our audit committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it feels that such a change would be in the best interests of the company and our stockholders.

Vote Required

The affirmative “FOR” votes must exceed the votes cast “AGAINST” to approve, on an advisory basis, the compensation awarded to our named executive officers for the fiscal year ended July 31, 2015. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are not counted as votes “FOR” or “AGAINST” this proposal.

Recommendation of our Board of Directors

Our board of directors unanimously recommends that stockholders vote FOR the ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending July 31, 2015.

* * * * *

Auditor Fees and Services

The following table sets forth the aggregate fees for professional services rendered for the audit of our consolidated annual financial statements by our independent registered public accounting firm, Ernst & Young LLP, for fiscal years ended July 31, 2014 and 2013. The table also includes fees billed for audit services, audit-related services, tax services and all other services rendered by Ernst & Young LLP for fiscal years ended July 31, 2014 and 2013:

Nature of Service	Fiscal Year 2014	Fiscal Year 2013
Audit Fees (1)	$1,693,200	$1,487,200
Audit-Related Fees (2)	$5,300	$7,000
Tax Fees (3)	$865,700	$627,500
All Other Fees (4)	$2,300	$2,300
Total Fees	$2,566,500	$2,124,000

(1)	Audit fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements and review of our interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and that are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

(3)	Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state, and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions, and international tax planning.

(4)	Consists of fees for products and services other than the services reported above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm (or subsequently approving audit and permitted non-audit services in those circumstances where a subsequent approval is necessary and permissible). These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year. Our independent registered public accounting firm and management are required to periodically report to our audit committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval. Our audit committee may also pre-approve particular services on a case-by-case basis. In addition, the charter of our audit committee provides that our audit committee may delegate to one or more designated members the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to our audit committee at its scheduled meetings.

Report of the Audit Committee

The audit committee of Copart’s board of directors consists of Messrs. Cohan, Englander and Blunt. The audit committee has reviewed and discussed with management and Ernst & Young LLP our audited consolidated financial statements and financial reporting processes. Our management has the primary responsibility for our financial statements and financial reporting processes, including the system of internal controls. Ernst & Young LLP, our current independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles. The audit committee reviews and monitors these processes and receives reports from Ernst & Young LLP and management. The audit committee also discusses with Ernst & Young LLP the overall scope and plans of their audits, their evaluation of our internal controls, and the overall quality of our financial reporting processes.

The audit committee has discussed with management and the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (PCAOB). These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements. In addition, the audit committee has discussed with the independent registered public accounting firm their independence from us and our management and the independent registered public accounting firm provided the written disclosures and the letter required by the Public Company Accounting Oversight Board Rule 3526, “Communication with Audit Committees Concerning Independence” and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

On an annual basis, the audit committee obtains from the independent registered public accounting firm a written communication delineating all their relationships and professional services as required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence.” In addition, the audit committee reviewed with the independent registered public accounting firm the nature and scope of any disclosed relationships or professional services and took, or recommended that our board of directors take, appropriate action to ensure the continuing independence of the independent registered public accounting firm.

Based upon the reviews, discussions and considerations referred to above, the audit committee has recommended to the board of directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for fiscal year 2014, and that Ernst & Young LLP be appointed as our independent registered public accounting firm for the fiscal year ending July 31, 2015.

Respectfully submitted by:

The audit committee of the board of directors

Steven D. Cohan (chairman) Daniel J. Englander Matt Blunt

The preceding report of the audit committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C (17 CFR 240.14a-1 through 240.14b-2 or 240.14c-1 through 240.14c-101), other than as provided in Item 407(d) of Regulation S-K, or to the liabilities of section 18 of the Exchange Act (15 U.S.C. 78r), except to the extent we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. Such information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference.

EXECUTIVE OFFICERS

Our executive officers and their ages as of October 6, 2014 were as follows:

Name	Age	Position
Willis J. Johnson	67	Chairman of the Board
A. Jayson Adair	44	Chief Executive Officer and Director
Vincent W. Mitz	51	President and Director
William E. Franklin	58	Executive Vice President and Chief Financial Officer
Paul A. Styer	58	Senior Vice President, General Counsel and Secretary
Robert H. Vannuccini	48	Senior Vice President, Sales and Chief Sales Officer
Sean Eldridge	45	Senior Vice President, Chief Operating Officer
Thomas E. Wylie	63	Senior Vice President, Human Resources
Rama Prasad	55	Senior Vice President, Chief Technology Officer
Matthew M. Burgener	39	Senior Vice President, Marketing
Anthony F. Cristello	45	Senior Vice President, Business Development
Bruce W. Bishop	46	Senior Vice President, Finance
John Lindle	42	Senior Vice President, Strategic Growth

Willis J. Johnson, founder of Copart, has, since January 2004, served as chairman of our board of directors. From 1982 until February 2010, Mr. Johnson served as our chief executive officer and from 1986 until 1995, he also served as our president. Mr. Johnson was an officer and director of U-Pull-It, Inc. (UPI), a self-service auto dismantler, which he co-founded, from 1982 through September 1994. Mr. Johnson sold his entire interest in UPI in September 1994.

A. Jayson Adair has served as our chief executive officer since February 2010. From November 1996 to February 2010, Mr. Adair served as our president. From 1995 until 1996, Mr. Adair served as our executive vice president. From 1990 until 1995, Mr. Adair served as our vice president of sales and operations, and from 1989 to 1990, Mr. Adair served as our manager of operations.

Vincent W. Mitz has served as our president since February 2010. From August 2007 to February 2010, Mr. Mitz served as our executive vice president. From May 1995 until July 2007, Mr. Mitz served as our senior vice president of marketing. Previously, Mr. Mitz was employed by NER Auction Systems Inc. (NER), an automotive auction company, from 1981 until its acquisition by Copart in 1995. At NER, Mr. Mitz held numerous positions, most recently as vice president of sales and operations for NER’s New York region from 1990 to 1993 and vice president of sales & marketing from 1993 to 1995.

William E. Franklin has served as our chief financial officer since March 2004 and our executive vice president since March 2014. From March 2004 until March 2014, Mr. Franklin served as our senior vice president. Mr. Franklin has over 20 years of international finance and executive management experience. From October 2001 to March 2004, Mr. Franklin served as the chief financial officer of Ptek Holdings, Inc., an international telecommunications company. Prior to that he was the president and chief executive officer of Clifford Electronics, an international consumer electronics company. Mr. Franklin received an M.B.A. from the University of Southern California and a B.S. in finance from California State University, Bakersfield. Mr. Franklin is a certified public accountant.

Paul A. Styer has served as our general counsel since September 1992, our corporate secretary since October 1993, and our senior vice president since April 1995. From September 1992 until April 1995, Mr. Styer served as our vice president. Mr. Styer served as one of our directors from September 1992 until October 1993. From August 1990 to September 1992, Mr. Styer conducted an independent law practice. Mr. Styer received a B.A. from the University of California, Davis and a J.D. from the University of the Pacific. Mr. Styer is a member of the State Bar of California.

Robert H. Vannuccini has served as our senior vice president, sales and chief sales officer since July 2007. From 1999 to 2007, Mr. Vannuccini served as our vice president of national accounts. From 1995 to 1999, Mr. Vannuccini served as our midwest regional account manager. Prior to that, Mr. Vannuccini was employed by NER as the midwest regional account manager from 1994 until its acquisition by Copart in 1995. Prior to his experience at NER, Mr. Vannuccini was an assistant vice president with Fleet Financial Group, a northeastern bank that was acquired by Bank of America, N.A. in 2004, from 1991 to 1994. Mr. Vannuccini received a B.B.A. in banking and finance from Hofstra University, Hempstead, New York in 1988.

Sean Eldridge has served as our senior vice president and chief operating officer since March 2014 where he is responsible for all aspects of operations throughout North America. Mr. Eldridge brings with him extensive industry experience having begun his career with Copart in March of 1990. From July 2006 to February 2014, Mr. Eldridge served as our vice president, corporate operations where he was responsible for overseeing all operations’ support teams including, property, transportation, member services and equipment. From October 2005 to July 2006, Mr. Eldridge served as our assistant vice president, operations and from March 1990 to October 2005, he held various roles with us, including general manager at several of our facilities, regional manager of the southern California region, and yard agent.

Thomas E. Wylie has served as our senior vice president, human resources since November 2003. Mr. Wylie has over 25 years of human resources and organizational change management experience. From January 2001 to November 2003 he served as vice president, human resources, systems and administration for the California Division of Kaiser Permanente, a health care organization headquartered in Oakland, California. Prior to that he was the vice president of human resources for global business services, a division of Honeywell International Inc. (Honeywell), a diversified technology and manufacturing company, in Morristown, New Jersey. He held several other positions with Honeywell starting in 1979. Mr. Wylie received a B.A. from Hamline University in St. Paul, Minnesota.

Rama Prasad has served as our senior vice president and chief technology officer since August 2014 where he is responsible for all functions within information technology, including architecture, application development, infrastructure, and operational support. From June 2010 to August 2014, Mr. Prasad served as senior vice president and chief information officer of Gogo Inc., an inflight entertainment and communications company. From 2009 to 2010, Mr. Prasad was the senior director — application development and maintenance for United States Cellular Corporation, a provider of wireless products and services. From 2006 to 2008, he served as the vice president of IT for Hewitt Associates, a provider of management consulting services acquired by Aon Corporation in 2010, and from 2003 to 2006 he served as the vice president — IT for Orbitz Worldwide, Inc., an Internet travel-booking website. Mr. Prasad received an M.B.A. from Rockhurst University, an M.S. in computer science from the University of Missouri, and a B.S. in engineering from Osmania University, Hyderabad, India.

Matthew M. Burgener has served as our senior vice president, marketing since July 2011. Mr. Burgener has over 12 years of digital marketing and ecommerce experience. From 2008 to July 2011, he served as the senior vice president of Digital Marketing at Bank of America, N.A., and from 2006 to 2007, Mr. Burgener served as the vice president, eCommerce Sales and Fulfillment at Bank of America, N.A. From 2004 to 2006, Mr. Burgener was the senior marketing manager for LendingTree, LLC, an online home mortgage marketplace. Mr. Burgener received an M.B.A. from the University of Virginia’s Darden School of Business and a B.A. from Colby College.

Anthony F. Cristello has served as our senior vice president, business development since March 2012. From January 2010 to February 2012, Mr. Cristello served as managing director-head of consumer research group at BB&T Capital Markets (BBT), a part of BB&T Corporation, publicly traded financial services holding company. From April 2005 to December 2009, Mr. Cristello served as senior vice president, equity analyst at BBT and from November 2000 through April 2005, he served as vice president, equity analyst at BBT. Mr. Cristello received a Bachelor’s degree from Virginia Commonwealth University.

Bruce W. Bishop has served as our senior vice president, finance since September 2014 where he is responsible for FP&A, capital allocation, accounting and tax. From 2012 to September 2014, Mr. Bishop served as the vice president, corporate FP&A and investor relations, for RadioShack Corporation, an electronics retailer. From June 2010 to June 2012, Mr. Bishop served as the vice president, investor relations for Toys “R” Us, Inc., a children’s toy retailer. From December 2002 to June 2010, Mr. Bishop held various positions with YUM! Brands, a fast food company, including director, investor relations from June 2008 to June 2010; director, strategic planning from June 2006 to June 2008; and director, financial planning and analysis from November 2004 to June 2006. Mr. Bishop received an M.B.A. from the University of Notre Dame and a B.S. in electrical engineering and math from Vanderbilt University.

John Lindle has served as our senior vice president, strategic growth since June 2013. Mr. Lindle co-founded QCSA, a vehicle remarketing company, in 1999, and served as its president, chief executive officer and as a member of its board of directors, until we acquired QCSA in June 2013. Prior to that Mr. Lindle spent his time in the body shop industry from 1990 to 1999.

Our executive officers are elected by our board of directors and serve at the discretion of our board. There are no family relationships among any of our directors or executive officers, except that A. Jayson Adair is the son-in-law of Willis J. Johnson.

EXECUTIVE COMPENSATION

Forward-Looking Statements

This proxy statement, including the section entitled “Compensation Discussion and Analysis” set forth below, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements are based on our current expectations and involve risks and uncertainties, which may cause our actual results to differ materially from those anticipated by forward-looking statements. The forward-looking statements may include statements regarding actions to be taken by us in the future. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the section on forward-looking statements and in the risk factors in Item 1A of our Annual Report on Form 10-K for the fiscal year ended July 31, 2014 and in our periodic reports on Form 10-Q and current reports on Form 8-K as filed with the SEC.

Compensation Discussion and Analysis

Overview of Executive Compensation Programs

This section of our proxy statement provides an overview of our executive compensation programs, the material decisions we have made with respect to each element of our executive compensation programs, and the material factors we considered when making those decisions. Following this discussion, you will find further information in the executive compensation tables about the compensation earned by or paid to each of our “named executive officers,” including details of fiscal 2014 compensation of our named executive officers in the Fiscal Year 2014 Summary Compensation Table. Currently, we have thirteen executive officers, five of which are our named executive officers. For fiscal 2014, our named executive officers consisted of (i) our chief executive officer, (ii) our chief financial officer, and (iii) our three most highly compensated executive officers other than our chief executive officer and chief financial officer, each of whom was serving as an executive officer on July 31, 2014, the end of our 2014 fiscal year. For fiscal 2014, our named executive officers were A. Jayson Adair, our chief executive officer; William E. Franklin, our executive vice president and chief financial officer; Vincent W. Mitz, our president; Robert H. Vannuccini, our senior vice president, sales, and chief sales officer; and Paul A. Styer, our senior vice president, general counsel and secretary.

Role of Our Compensation Committee

The compensation committee of our board of directors administers our executive compensation programs. The compensation committee seeks to ensure that the total compensation paid to our executive officers is fair and reasonable, and serves the best interests of Copart and our stockholders. In carrying out its responsibilities, the committee:

•	Participates in the continuing development of, and reviews and approves changes in, our compensation policies;

•	Reviews and approves each element of executive compensation, taking into consideration management recommendations; and

•	Administers our equity incentive plans, for which it retains authority to approve grants of awards to any of our executive officers.

In addition, the charter of our compensation committee provides that our compensation committee may form and delegate authority to subcommittees when appropriate.

Our compensation committee consisted of Messrs. Cohan, Englander and Tryforos during fiscal 2014. Our board of directors has determined that each of the foregoing members of the compensation committee were or are an independent director under NASDAQ rules, an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, and a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

Our compensation committee operates according to a charter that details its specific duties and responsibilities. A copy of the charter is available in the Investor Relations section of our corporate website at http://www.copart.com/c2/pdf/compensation_cc.pdf.

Role of Management in Compensation Process

Our chief executive officer, president, chief financial officer, and senior vice president of human resources support our compensation committee’s work by providing our compensation committee with information related to our financial plans, performance assessments of our executive officers, and other personnel-related data.

Each executive officer participates in our annual goal-setting and performance measurement process applicable to all employees. As part of this annual process, each executive officer proposes qualitative, individual goals and objectives for the coming fiscal year that are intended to promote continuing organizational and process improvements and contribute to our financial strength. These proposed goals are then reviewed with each executive officer, and are subsequently approved following that review, by our chief executive officer and our president. Our compensation committee does not participate in the setting of qualitative goals and objectives for our executive officers. Each officer’s goals are specifically tailored to his or her function and may vary from year to year. Our chief executive officer, as the person to whom our other officers directly report, is responsible for evaluating individual officers’ contributions to corporate objectives as well as their performance relative to individual objectives. Assessment of individual performance may include objective criteria, such as the execution of projects in a timely manner, but is largely subjective.

Following the end of each fiscal year and after the completion of the performance measurement process described above, our chairman and chief executive officer make recommendations to our compensation committee with respect to all elements of compensation for each of our executive officers other than themselves. Our compensation committee then discusses these recommendations, first with the chairman and chief executive officer present and then in executive session without members of management present. Members of management do not participate in final determinations of their own compensation. Our compensation committee is solely responsible for the final approval of all forms of executive compensation and, while the committee considers the recommendations of management, it does not always follow those recommendations.

Our compensation committee has the authority under its charter to engage the services of outside advisors for assistance. Our compensation committee has neither relied on nor has it retained outside advisors for purposes of making determinations with respect to executive compensation.

Compensation Philosophy and Program Design

The principal objectives of our compensation and benefits programs for executive officers are to:

•	Attract and retain senior executive management;

•	Motivate their performance toward corporate objectives; and

•	Align their long-term interests with those of our stockholders.

Our compensation committee believes that maintaining and improving the quality and skills of our management team and appropriately providing incentives for their performance are critical factors that will affect the long-term value realized by our stockholders.

As further described below, compensation for our executive officers has historically consisted of four main elements: base salary, cash bonus, equity-based incentive awards, and benefits and perquisites. Other than with respect to Mr. Adair and Mr. Mitz, whose equity compensation programs are described below, our compensation committee has not adopted any formal or informal policies or guidelines for allocating compensation between cash and equity compensation or among different forms of non-equity compensation for our executive officers. Our compensation committee believes that a substantial portion of an executive officer’s compensation should be performance-based, whether in the form of cash bonus or equity compensation. We consider “performance-based” compensation to be the portion of an executive’s total compensation that is determined based on the executive’s individual contribution to our strategic goals and operating results, as in the case of discretionary cash bonuses and equity awarded in recognition of individual performance. As discussed below, (i) Mr. Adair’s compensation program is entirely performance based as his ability to realize any material compensation from us during the ten year period from April 2009 to April 2019 depends on the market price performance of our common stock and (ii) Mr. Mitz’s compensation program is entirely performance based as his ability to realize any material compensation from us during the five year period from December 2013 to December 2018 depends on the market price performance of our common stock. Our other executive officers also participate in our equity compensation programs, and we have historically paid discretionary cash bonuses based principally on the recommendation of our chief executive officer and largely subjective reviews by our compensation committee of corporate and individual performance.

Historically, we have not determined our compensation levels based on specific peer company benchmarks or analyses prepared by outside compensation consultants. Rather, our compensation committee has based its determinations on the committee’s collective assessment of quantitative, as well as subjective, factors relating to corporate and individual performance and on the committee’s experience and view of appropriate levels of compensation in light of our size, operating budgets, the historically increasing scope of our operations, including its increased geographic scope, and the responsibilities and performance of the individual officer.

Our compensation committee traditionally makes its determinations concerning base salary, cash bonuses and additional equity incentive awards annually after the end of each fiscal year, based on a review of our financial performance during the prior fiscal year, as measured against the operating plan approved by the board of directors for the applicable fiscal year, each individual officer’s contribution toward that performance, and the recommendations of our chairman and chief executive officer. Although the committee has historically not identified specific financial performance targets, its annual analysis has focused on quantitative factors such as trends in our revenues and earnings per share. Our compensation committee does not take a formulaic approach to setting compensation for our executive officers, but does consider whether we have met or exceeded our operating plan for a particular fiscal year when making its determinations of appropriate levels of compensation for our executive officers. The committee also reviews subjective factors such as the growth in the scope of our operations, our performance in effectively integrating acquisitions, and our performance in implementing key corporate strategic initiatives.

Our compensation committee believes that our historic levels of executive compensation have been reasonable and appropriate in light of the size of our business, both financially and operationally, the substantial contribution of our long-tenured executive team in contributing to our historical growth, and the need to retain our key executive officers who have substantial levels of industry and Copart-specific experience.

2014 Advisory Stockholder Vote on Executive Compensation

We value the opinions of our stockholders, and, as noted above, our compensation committee considers whether our executive compensation serves the best interests of our stockholders. In that respect, as part of its ongoing review of our executive compensation, the compensation committee considered the results of our 2013 say-on-pay vote. At our 2013 annual meeting of stockholders, more than 98% of the votes cast on the say-on-pay proposal were in favor of the executive compensation of our named executive officers described in last year’s proxy statement. In light of this strong stockholder support, our compensation committee affirmed our general principles and objectives relating to executive compensation and continues to apply such principles and objectives to our executive compensation program.

Compensation of Messrs. Johnson, Adair and Mitz

2009 Option Grant

In 2008, Willis J. Johnson, then our chairman and chief executive officer, and Mr. Adair, then our president, presented our compensation committee with a proposal for a compensation arrangement in which they would forego all salary and bonus compensation, other than $1.00 per year, in exchange for a sizable stock option grant. In addition, they would agree to forego any additional equity incentives until the options were fully vested. Our compensation committee believed the proposal demonstrated an extraordinary commitment to us and our stockholders by our senior management and offered strong evidence of their conviction concerning our strategy and prospects.

Over the course of the next several months, members of our compensation committee, individually among themselves and in periodic meetings, further discussed management’s proposal concerning equity in lieu of cash and other equity compensation. Mr. Johnson and Mr. Adair participated in several, but not all, of these discussions. Among the factors discussed and considered by our compensation committee in making its final determination were the following:

•	The extent to which the proposal achieved our compensation committee’s objective of aligning management interests with stockholder interests;

•	The accounting implications and associated non-cash compensation expense of the equity proposal as compared to the cash and non-cash compensation expense that would result from continuing current compensation arrangements;

•	The impact of the equity proposal on our cash position relative to the anticipated impact of continuing current compensation arrangements; and

•	The terms and conditions of the equity incentive, including whether it consisted of stock options or restricted stock and the vesting terms and conditions of the proposed equity issuance.

Following extensive analysis and discussions among our compensation committee members, our compensation committee met and approved a stock option in lieu of cash or additional equity compensation program for Mr. Johnson and Mr. Adair on March 4, 2009. Specifically, subject to stockholder approval, our compensation committee and board of directors, excluding Mr. Johnson and Mr. Adair, approved the grant of a non-qualified stock option to each of Mr. Johnson and Mr. Adair on the following terms:

Number of Shares
Subject to Option	4,000,000 (1) shares of our common stock for each of Mr. Johnson and Mr. Adair.

Exercise Price	Equal to the closing price of our common stock in trading on the NASDAQ on the date of grant.

Vesting
20% of the shares become exercisable on the first anniversary of the date of grant; the balance of the shares become exercisable on a monthly basis over 48 months at the rate of 66,666 shares per month.

Vesting Acceleration Triggers
Upon a termination of the officer’s employment by us without cause (as defined) before or following a change in control or resignation for good reason (as defined) following a change in control, the option would become fully vested.

Option Term
10 years; provided that in the event of a voluntary termination (other than for good reason following a change-in-control) or involuntary termination for cause at any time, to the extent vested, within twelve (12) months of the date of termination.

(1)	Throughout this proxy statement all share and per share amounts have been adjusted as appropriate to reflect our two-for-one stock split effected in the form of a stock dividend, which was distributed after close of trading on March 28, 2012 to our stockholders of record as of March 23, 2012.

On April 14, 2009, our stockholders (with Messrs. Johnson and Adair abstaining from the vote) approved the equity grants for Messrs. Johnson and Adair described above, and each was granted an option to purchase 4,000,000 shares of our common stock on the terms and conditions set forth above with an exercise price of $15.11 per share, which equaled the fair market value of our common stock on the date of grant. As a result, Messrs. Johnson and Adair were not eligible to be considered for any additional compensation other than their salaries of $1.00 per year and appropriate benefits and perquisites during the five-year vesting term of the stock options. The option grants fully vested in April 2014.

2013 Option Grant

As discussed in the section Director Compensation above, following full vesting of the option grant to Mr. Johnson described above, our board approved cash and equity compensation for Mr. Johnson in consideration for his service on our board of directors.

In addition, following full vesting of Mr. Adair’s option grant, Mr. Adair, our chief executive officer, and Mr. Mitz, our president, presented our compensation committee with a proposal to continue the grant of stock options in lieu of cash and additional equity compensation structure for them. Messrs. Adair and Mitz agreed to forego all salary and bonus compensation, other than $1.00 per year, in exchange for a sizable stock option grant. In addition, they would agree to forego any additional equity incentives until the options were fully vested. Our compensation committee believed the proposal demonstrated an extraordinary commitment by them to continue to grow our business and increase our stockholder value, as well as Messrs. Adair’s and Mitz’s strong belief in our business model and future prospects. In addition, our compensation committee believed these option agreements serve to align the individual interests of Messrs. Adair and Mitz with those of our stockholders to the maximum extent possible.

Following extensive analysis and discussions among our compensation committee members, our compensation committee met and approved a stock option in lieu of cash or additional equity compensation program for Mr. Adair and Mr. Mitz on October 2, 2013. Specifically, subject to stockholder approval, our compensation committee and board of directors, excluding Mr. Adair and Mr. Mitz, approved the grant of a non-qualified stock option to each of Mr. Adair and Mr. Mitz on the following terms:

Number of Shares
Subject to Option	2,000,000 shares of our common stock for Mr. Adair. 1,500,000 shares of our common stock for Mr. Mitz.

Exercise Price	Equal to the closing price of our common stock in trading on the NASDAQ on the date of grant.

Vesting
Mr. Adair: 20% of the shares become exercisable on April 15, 2015; the balance of the shares become exercisable on a monthly basis over 48 months at the rate of 33,333 shares per month.
Mr. Mitz: 20% of the shares become exercisable on the first anniversary of the date of grant; the balance of the shares become exercisable on a monthly basis over 48 months at the rate of 24,999 shares per month.

Vesting Acceleration Triggers
Upon a termination of the officer’s employment by us without cause (as defined) before or following a change in control or resignation for good reason (as defined) following a change in control, the option would become fully vested.

Option Term
10 years; provided that in the event of a voluntary termination (other than for good reason following a change-in-control) or involuntary termination for cause at any time, to the extent vested, within twelve (12) months of the date of termination.

On December 16, 2013, our stockholders (with Messrs. Adair and Mitz abstaining from the vote) approved the equity grants for Messrs. Adair and Mitz described above, and Mr. Adair was granted an option to purchase 2,000,000 shares of our common stock and Mr. Mitz was granted an option to purchase 1,500,000 shares of our common stock, each on the terms and conditions set forth above with an exercise price of $35.62 per share, which equaled the fair market value of our common stock on the date of grant. As a result, Messrs. Adair and Mitz are not eligible to be considered for any additional compensation other than their salaries of $1.00 per year and appropriate benefits and perquisites during the five-year vesting term of the stock options.

Principal Components of Executive Compensation

The following discussion outlines the principal elements of executive compensation for our named executive officers other than Messrs. Adair and Mitz.

Base Salary

We pay an annual base salary to each of our executive officers (other than Messrs. Adair and Mitz) in order to provide them with a fixed rate of cash compensation during the year. Base salary for our executive officers reflects the scope of their respective responsibilities, seniority, and competitive market factors. Salary adjustments are determined by our compensation committee, generally following its review of recommendations from the chairman and chief executive officer. Any adjustments are made following consideration of competitive factors, our overall financial results, our budget requirements and the committee’s assessment of individual performance.

2014 Base Salary. In October 2013, our compensation committee met in part to consider executive officer base salaries for fiscal 2014. At that meeting, the committee determined that it would increase base salaries because of the increased responsibilities following our QCSA acquisition. The base salary increases were made retroactive to September 27, 2013. The compensation committee did not increase the base salary of Mr. Mitz as it determined the overall compensation package provided to him was competitive and, in any case, effective as of December 16, 2013 Mr. Mitz’s compensation was modified to a stock option in lieu of cash or additional equity compensation program as discussed above.

In addition, in March 2014, our board appointed Mr. Franklin, our then senior vice president and chief financial officer, as executive vice president, chief financial officer. In connection with Mr. Franklin becoming our executive vice president, our compensation committee approved an increase in Mr. Franklin’s annual base salary from $345,000 to $400,000.

The compensation committee did not rely on any formal compensation survey data in making its assessments regarding fiscal 2014 base salaries.

2015 Base Salary. Our compensation committee has not determined whether to increase or decrease executive officer base salaries for fiscal 2015. Until such time as any such determination is made, our named executive officers will continue to receive their respective base salaries for fiscal 2014.

The following table presents base salary information for the named executive officers for fiscal year 2014:

Named Executive Officer	2014 Base Salary
A. Jayson Adair	$1
Vincent W. Mitz	$1	(1)
William E. Franklin	$400,000	(2)
Robert H. Vannuccini	$295,000
Paul A. Styer	$285,000

(1)	Mr. Mitz’s base salary for 2014 was $650,000 per year from August 1, 2013 to December 16, 2013. In connection with Mr. Mitz’s option grant described in greater detail above, Mr. Mitz agree to forego all salary and bonus compensation, other than $1 per year. Therefore, following stockholder approval of his option grant in December, 2013, Mr. Mitz’s base salary was reduced to $1 per year.

(2)	Mr. Franklin’s base salary was $345,000 per year from August 1, 2013 through March 4, 2014. In connection with Mr. Franklin’s promotion from senior vice president to executive vice president, the compensation committee approved an increase in Mr. Franklin’s base salary to a new total of $400,000 per year.

Discretionary Cash Bonuses

Our annual discretionary cash bonus program for our officers and other employees is designed to reward performance that has furthered key corporate objectives, including financial objectives and those based on individual contributions to strategic initiatives.

We did not adopt a formal bonus plan for or during fiscal 2014 and do not expect to adopt any formal program for fiscal 2015. As a result, for fiscal 2014, our bonus program will consist of discretionary bonuses as determined by our compensation committee. Our compensation committee has not yet determined, for fiscal 2014, cash bonuses for our named executive officers; accordingly, the bonuses earned in fiscal 2014 by our named executive officers are not calculable as of the date of this proxy statement. We will report the fiscal 2014 cash bonus determinations, if any, in a Current Report on Form 8-K once decisions are made in mid-November 2014.

We believe the use of a discretionary bonus program provides our compensation committee with the flexibility needed to address pay-for-performance as well as recruiting and retention goals. The amount of a discretionary bonus, if any, to be awarded to an executive officer is based on our compensation committee’s review of individual and corporate performance and the recommendations of our chief executive officer.

In determining prior cash bonus awards for our named executive officers (other than Mr. Adair), our compensation committee considered individual contributions to corporate financial and business performance during the applicable fiscal year, including our operating results, expense management initiatives, recently completed acquisitions (if any) and corporate business development projects. Additionally, for the benefit of the committee, Mr. Adair reviewed each individual officer’s performance relative to the categories, with specific discussion of how individual functional areas contributed to the larger corporate strategic objectives. For example, Mr. Mitz’s performance was principally evaluated by our compensation committee with respect to objectives relating to development of our strategic goals and performance objectives for our executive officers as well as his role in reducing expenses and developing the Company’s programs to increase revenues across all areas of our business; Mr. Franklin’s performance was principally evaluated with respect to objectives relating to the development of associates in our corporate finance function, financial reporting to the board and audit committee, and expense management; and Mr. Vannuccini’s performance was principally evaluated with respect to revenue growth. Mr. Styer was not a named executive officer for fiscal 2012 or fiscal 2013, and in accordance with SEC guidance, no compensation information is included for fiscal 2012 or fiscal 2013.

Equity-Based Incentives

We grant equity-based incentives to certain employees, including our executive officers, in order to foster a corporate culture that aligns employee interests with stockholder interests. Our equity incentive plans have provided the principal method for our executive officers to acquire an equity position in our company. Following approval by the stockholders of the option grants to Messrs. Adair and Mitz, our compensation committee deemed them ineligible to be awarded any additional equity compensation for the five year period ending on April 15, 2019, and December 16, 2018, respectively.

While we have not adopted any specific stock ownership guidelines for our executive officers or directors, our executive officers and directors do own a substantial portion of our common stock. As part of our insider trading policy, we prohibit any member of the board of directors, officer, employee, consultant or other person associated with us from trading in any interest or position relating to the future price of our securities, such as a put, call or short sale, or using our stock as collateral for margin loans.

Only our compensation committee is authorized to grant awards to our executive officers under our equity incentive plans. With respect to executive officers, our practice has been to grant options to executive officers on an annual basis as part of the annual review process immediately after the end of each fiscal year, although we have not always granted annual option awards to our executive officers. Generally, in making its determination concerning additional option grants, our compensation committee considers individual performance, competitive factors, the individual’s current level of compensation and equity participation, and the recommendations of our chairman and chief executive officer.

To date, our equity incentive awards to executive officers have been granted primarily with time-based vesting. Our option grants typically vest over a five-year period with 20% of the shares vesting on the one-year anniversary of the date of grant and the remaining shares vesting in equal monthly installments over the remaining four years. Although our practice in recent years has been to provide equity incentives to executives in the form of stock option grants that vest over time, our compensation committee may in the future consider alternative forms of equity grants, such as performance shares, restricted stock units, restricted stock awards or other forms of equity grants as allowed under our 2007 Equity Incentive Plan, with vesting of awards based on the achievement of performance milestones or financial metrics.

Generally, our compensation committee considers, and, if it determines appropriate, approves option grants for our executive officers following the end of each fiscal year. Our compensation committee determines the size of these grants based on a number of subjective factors, including the individual executive officer’s contribution to our performance in the prior fiscal year, and less subjective factors such as the relative vested versus unvested equity position of the individual executive.

In October 2013, our compensation committee approved the grant of stock options to Messrs. Adair and Mitz of 2,000,000 shares and 1,500,000 shares, respectively, and on December 16, 2013 our stockholders approved such grants. These stock option grants are described in greater detail in the section entitled “Compensation of Messrs. Johnson, Adair and Mitz — 2013 Option Grant”. As a result, neither Mr. Adair nor Mr. Mitz are eligible for any additional equity compensation during the five-year vesting term of the stock options.

In January 2014, our compensation committee met and discussed the grant of stock options to our named executive officers (other than Messrs. Adair and Mitz). Our compensation committee determined that our named executive officers, excluding Messrs. Adair and Mitz, would be granted stock options related to their fiscal 2013 performance. Our compensation committee determined the size of these grants based on a number of subjective factors, including the individual executive officer’s contribution to our performance in the prior fiscal year, and less subjective factors such as the relative vested versus unvested equity position of the individual executive. These factors were considered by our compensation committee on a collective basis, and our compensation committee, together with input from our chief executive officer, then made a subjective determination as to the size of option grants based on these factors taken as a whole. The grants to our named executive officers were effective on January 14, 2014, at an exercise price of $36.11 per share, which was the closing price of our common stock on the NASDAQ on the date of grant.

In addition, in March 2014, our board appointed Mr. Franklin, our then senior vice president and chief financial officer, as executive vice president, chief financial officer. In connection with Mr. Franklin becoming our executive vice president, our compensation committee approved the grant to him of an option to acquire 100,000 shares of our common stock. The grant to Mr. Franklin was effective on March 4, 2014, at an exercise price of $36.63, which was the closing price of our common stock on the NASDAQ on the date of grant.

All of the foregoing stock options vest as follows: 20% of the shares subject to each option granted will vest twelve months after the vesting commencement date and the remaining shares will vest in equal monthly installments thereafter over the following four-year period, subject to the executive officer continuing to be a service provider to us as of each vesting date.

The following table presents the number of option shares under our 2007 Equity Incentive Plan for the named executive officers for fiscal year 2014:

Named Executive Officer	Number of Option Shares
A. Jayson Adair	—
Vincent W. Mitz	—
William E. Franklin	175,000	(1)
Robert H. Vannuccini	60,000
Paul A. Styer	60,000

(1)	Mr. Franklin was granted an option to purchase 75,000 shares on January 14, 2014 and an option to purchase 100,000 shares on March 4, 2014.

Benefits and Perquisites

We provide the following benefits to our named executive officers, including Messrs. Adair and Mitz, generally on the same basis provided to our other employees: health, dental and vision insurance, medical and dependent care flexible spending account, short- and long-term disability insurance, accidental death and dismemberment insurance, and a 401(k) plan. We match employee contributions to the 401(k) plan at a rate of 20% of the first 15% of earnings per employee, up to a maximum of $3,500 for fiscal 2014.

We provide Messrs. Johnson, Adair and Mitz with company-owned automobiles that may be used for personal purposes and Messrs. Franklin, Vannuccini, and Styer with a monthly automobile expense allowance.

Please see the column entitled “All Other Compensation” in the summary compensation table set forth in this proxy statement for the amounts attributable to Mr. Adair with respect to benefits and perquisites.

Other Considerations

Post-Employment Obligations

Each of our executives is an “at will” employee, and we are not party to written employment agreements with our named executive officers, other than with Mr. Franklin, our executive vice president and chief financial officer, whose agreement provides, under certain circumstances, for certain payments upon involuntary termination of employment or resignation for “good reason” (as defined in the agreement). Our compensation committee believes the terms of this agreement are fair and reasonable and are in our best interests and in the best interests of our stockholders. For a description of the material terms of this agreement, please see “Employment Contracts and Severance Arrangements with Named Executive Officers” in the section entitled “Potential Post-Employment Payments Upon Termination or Change in Control” included in this proxy statement.

Tax Deductibility of Compensation

Section 162(m) of the Code limits the tax deductibility of non-performance based compensation paid to our chief executive officer and to each of our three most highly compensated officers (other than our chief executive officer and chief financial officer) to $1 million per person per year, unless certain exemption requirements are satisfied. Exemptions to this deductibility limit may be made for various forms of “performance-based” compensation that are approved by our stockholders. At our 2013 annual meeting, we asked our stockholders to approve certain changes to the material terms of the 2007 Equity Incentive Plan to allow us the ability to grant awards that qualify as a “performance-based” compensation under Section 162(m) and preserve our ability to take a tax deduction for compensation recognized in connection with awards granted under these plans in excess of $1 million per year. We may from time to time pay compensation or grant equity awards to our executive officers, however, that may not be deductible when, for example, we believe that such compensation is appropriate and in the best interests of our stockholders, after taking into consideration changing business conditions and/or the executive officer’s performance. In addition, at our 2013 annual meeting, we asked our stockholders to approve the stock option grants to Mr. Adair and Mr. Mitz, which are designed to qualify as “performance-based” compensation under Section 162(m). As both proposals were approved by our stockholders, we will be able to take a tax deduction in excess of $1 million per year for any compensation recognized by Mr. Adair or Mr. Mitz in connection with these stock option grants.

Section 409A of the Internal Revenue Code

Section 409A imposes additional significant taxes in the event an executive officer, director or other service provider for the company receives “deferred compensation” that does not satisfy the requirements of section 409A. Although we do not maintain a traditional deferred compensation plan, section 409A may apply to certain severance arrangements and equity awards. Consequently, to assist the affected employee in avoiding additional tax and penalties under section 409A, we developed the severance arrangements described above in “Post-Employment Obligations” to either avoid the application of section 409A or, to the extent doing so is not possible, comply with the applicable section 409A requirements.

Equity Grant Practices

In June 2007, our compensation committee and board of directors adopted a policy with respect to the grant of stock options and other equity incentive awards. Among other provisions, the policy generally prohibits the grant of stock options or other equity awards to executive officers during closed quarterly trading windows (as determined in accordance with our insider trading policy). In addition, the equity grant policy requires that all equity awards made to executive officers be approved at meetings of our compensation committee rather than by written consent of the committee.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement immediately above. Based on this review and discussion, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended July 31, 2014.

COMPENSATION COMMITTEE Daniel J. Englander (chairman) Steven D. Cohan Thomas N. Tryforos

The preceding compensation committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C (17 CFR 240.14a-1 through 240.14b-2 or 240.14c-1 through 240.14c-101), other than as provided in Item 407(d) of Regulation S-K, or to the liabilities of section 18 of the Exchange Act (15 U.S.C. 78r), except to the extent we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. Such information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference.

Fiscal Year 2014 Summary Compensation Table

The following table sets forth information regarding all of the compensation awarded to, earned by, or paid to (i) our chief executive officer, (ii) our chief financial officer, and (iii) the three most highly compensated executive officers other than our chief executive officer and chief financial officer serving as executive officers as of July 31, 2014, the end of our 2014 fiscal year. We refer to these officers as the “named executive officers.”

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)		Total ($)
A. Jayson Adair	2014	1	(4)	—	22,860,000	18,000	(5)	22,878,001
Chief Executive Officer	2013	1		—	—	18,000		18,001
	2012	1		—	—	10,800		10,801
Vincent W. Mitz	2014	265,000	(6)	—	17,145,000	11,860	(7)	17,421,860
President	2013	650,000		600,000	—	13,400		1,263,400
	2012	650,000		600,000	—	13,400		1,263,400
William E. Franklin	2014	363,423		—	2,047,000	12,500	(8)	2,422,923
Executive Vice President	2013	325,000		349,422	—	12,500		686,922
and Chief Financial Officer	2012	310,000		316,778	—	10,550		637,328
Robert H. Vannuccini	2014	292,288		—	698,400	12,500	(9)	1,003,188
Senior Vice President,	2013	275,000		268,583	—	9,000		552,583
Sales and Chief Sales Officer	2012	260,000		370,506	—	5,850		636,356
Paul A. Styer*	2014	284,173		—	698,400	12,500	(10)	995,073
Senior Vice President,
General Counsel and
Secretary

*	Mr. Styer was not a named executive officer in fiscal 2012 or fiscal 2013 and, in accordance with SEC guidance, no compensation information is included for fiscal 2012 and fiscal 2013.

(1)	The amounts in this column represent discretionary bonuses awarded for services performed during the applicable fiscal year. Annual bonuses earned during a fiscal year are generally paid in the first quarter of the subsequent fiscal year. The amount of bonus earned in fiscal 2014 is not calculable through October 20, 2014 and the amount of bonus is expected to be determined by November 15, 2014. Once such bonuses, if any, are determined, such amounts will be disclosed in a filing under Item 5.02(f) of Form 8-K.

(2)	Amounts shown do not reflect compensation actually received by the named executive officers. Instead, amounts shown represent the grant date fair values of awards of stock options granted in the fiscal year 2014, which were computed in accordance with ASC Topic 718. There can be no assurances that the amounts disclosed will ever be realized. Assumptions used in the calculation of these amounts are included in Note 1, “Summary of Significant Accounting Policies — Stock-Based Payment Compensation” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2014. For the number of outstanding equity awards held by the named executive officers as of July 31, 2014, see the “Outstanding Equity Awards” table in this proxy statement. Each option was granted either (i) under the 2007 Equity Incentive Plan, or (ii) with respect to Mr. Adair, pursuant to Copart, Inc. stand alone stock option award agreement dated December 16, 2013 between Copart, Inc. and A. Jayson Adair (the “Adair Option Grant”), or (iii) with respect to Mr. Mitz, pursuant to the Copart, Inc. stand alone stock option agreement dated December 16, 2013 between Copart, Inc. and Vincent W. Mitz, and each option will become exercisable for the option shares in installments over the executive’s period of service with us. Options vest over a five-year period from the date grant (or in the case of the Adair Option Grant, from April 15, 2014), with the first 20% vesting on the one-year anniversary of the date of grant and the remainder vesting monthly thereafter. Each option has a maximum term of 10 years, subject to earlier termination in the event of the executive’s termination of employment with us.

(3)	We pay 401(k) matching contributions, life and health insurance and short-term disability premiums on behalf of all of our employees, including our named executive officers. The amounts shown in this column, other than the amounts for personal use of corporate aircraft discussed below, equal the actual cost to us of the particular benefit or perquisite provided. Amounts in this column include the cost to us of a named executive officer’s (i) personal use of a company-owned automobile or (ii) an automobile expense allowance.

(4)	For the period that began on April 14, 2009 and ended on April 14, 2014, and for the period that began April 15, 2014, Mr. Adair received $1 per year in salary.

(5)	Includes $18,000 related to personal use of company-owned automobiles.

(6)	For the period that began on August 1, 2013 and ended December 16, 2013, Mr. Mitz’s salary was $650,000 per year. For the period following December 16, 2013, Mr. Mitz received $1 per year in salary.

(7)	Includes $1,060 for 401(k) matching contribution paid by us on behalf of Mr. Mitz and $10,800 related to personal use of a company-owned automobile.

(8)	Includes $3,500 for 401(k) matching contribution paid by us on behalf of Mr. Franklin and $9,000 related to an automobile allowance.

(9)	Includes $3,500 for 401(k) matching contribution paid by us on behalf of Mr. Vannuccini and $9,000 related to an automobile allowance.

(10)	Includes $3,500 for 401(k) matching contribution paid by us on behalf of Mr. Styer and $9,000 related to an automobile allowance.

For a description of the components of our executive compensation program, including the process by which salaries and bonuses are determined, please see the section entitled “Compensation Philosophy and Program Design” in the Compensation Discussion and Analysis section of this proxy statement. For a description of our cash bonus program, please see the section entitled “Discretionary Cash Bonuses” in the Compensation Discussion and Analysis section of this proxy statement.

We are not a party to any written employment agreements with any of our named executive officers, except for an employment agreement we entered into with William E. Franklin, our executive vice president and chief financial officer, in fiscal 2004 which was subsequently amended in September 2008 to comply with section 409A of the Internal Revenue Code. For a description of the material terms of Mr. Franklin’s agreement with us, please see the section entitled “Employment Contracts and Severance Arrangements with Named Executive Officers” contained in this proxy statement.

Grants of Plan-Based Awards in Fiscal Year 2014

The following table presents information concerning grants of plan-based awards to each of the named executive officers during the fiscal year ended July 31, 2014.

Named Executive Officer	Grant Date	All Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
A. Jayson Adair	12/16/2013	2,000,000	35.62	22,860,000
Vincent W. Mitz	12/16/2013	1,500,000	35.62	17,145,000
William E. Franklin	03/04/2014	100,000	36.63	1,174,000
	01/14/2014	75,000	36.11	873,000
Robert H. Vannuccini	01/14/2014	60,000	36.11	698,400
Paul A. Styer	01/14/2014	60,000	36.11	698,400

(1)	All option grants vest 20% on the one-year anniversary of the grant date and 1.67% each month thereafter, subject to the executive officer’s continued service to us on each such vesting date.

(2)	Amounts shown represent the grant date fair values of awards of stock options granted in the fiscal year 2014, which were computed in accordance with ASC Topic 718. There can be no assurances that the amounts disclosed will ever be realized. Assumptions used in the calculation of these amounts are included in Note 1, “Summary of Significant Accounting Policies — Stock-Based Payment Compensation” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2014.

Outstanding Equity Awards at 2014 Fiscal Year End

The following table presents certain information concerning equity awards held by the named executive officers at the end of the fiscal year ended July 31, 2014. This table includes unexercised and unvested option awards. Each equity grant is shown separately for each named executive officer.

Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Grant Date (1)	Option Exercise Price ($)	Option Expiration Date
A. Jayson Adair	400,000	—	9/28/2007	17.195	9/28/2017
	200,000	—	9/26/2008	19.775	9/26/2018
	4,000,000	—	4/14/2009	15.105	4/14/2019
	—	2,000,000	12/16/2013	35.62	12/16/2023
Vincent W. Mitz	200,000	—	9/28/2007	17.195	9/28/2017
	80,000	—	9/26/2008	19.775	9/26/2018
	144,324	5,676	9/25/2009	16.43	9/25/2019
	173,333	26,667	3/4/2010	17.32	3/4/2020
	150,000	50,000	10/4/2010	16.38	10/4/2020
	333,333	166,667	3/4/2011	20.56	3/4/2021
	—	1,500,000	12/16/2013	35.62	12/16/2023
William E. Franklin	100,000	—	9/28/2007	17.195	9/28/2017
	96,667	3,333	9/25/2009	16.43	9/25/2019
	30,000	10,000	10/4/2010	16.38	10/4/2020
	60,000	20,000	10/15/2010	17.11	10/15/2020
	80,000	40,000	3/4/2011	20.56	3/4/2021
	—	100,000	1/14/2014	36.11	1/14/2024
	—	75,000	3/4/2014	36.63	3/4/2024
Robert H. Vannuccini	6,491	—	9/26/2008	19.775	9/26/2018
	95,991	4,009	9/25/2009	16.43	9/25/2019
	30,000	10,000	10/4/2010	16.38	10/4/2020
	133,333	66,667	3/4/2011	20.56	3/4/2021
	—	60,000	1/14/2014	36.11	1/14/2024
Paul A. Styer	80,000	—	10/4/2005	12.015	10/4/2015
	100,000	—	9/28/2007	17.195	9/28/2017
	77,334	2,666	9/25/2009	16.43	9/25/2019
	30,000	10,000	10/4/2010	16.38	10/4/2020
	80,000	40,000	3/4/2011	20.56	3/4/2021
	—	60,000	1/14/2014	36.11	1/14/2024

(1)	All option grants vest 20% on the one-year anniversary of the grant date and 1.67% each month thereafter, subject to the executive officer’s continued service to us on each such vesting date.

Option Exercises in Fiscal Year 2014

The following table provides certain information concerning stock option exercises by each of the named executive officers during the fiscal year ended July 31, 2014, including the number of shares acquired upon exercise and the value realized, before payment of any applicable withholding tax and broker’s commissions.

	Option Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
A. Jayson Adair	—	—
Vincent W. Mitz	200,000	3,843,118
William E. Franklin	—	—
Robert H. Vannuccini	33,509	567,270
Paul A. Styer	11,534	289,837

(1)	Represents the fair market value of underlying securities on the date of exercise, less the exercise price.

Pension Benefits

We did not maintain any defined pension or defined contribution plans, other than our tax-qualified 401(k) plan, during our fiscal year ended July 31, 2014.

Potential Post-Employment Payments upon Termination or Change in Control

Employment Contracts and Severance Arrangements with Named Executive Officers

We are not a party to any written employment agreements with any of our named executive officers, except for an employment agreement we entered into in fiscal 2004 with William E. Franklin, our executive vice president and chief financial officer. Mr. Franklin’s employment agreement sets forth the base salary, bonus opportunity, benefits and the responsibilities of his position in effect at the time of execution of the agreement. In addition, his agreement requires us to provide compensation to him in the event of termination of employment under certain circumstances. His employment agreement was subsequently amended in September 2008 in order to comply with section 409A of the Internal Revenue Code.

Mr. Franklin’s employment agreement provides that in the event his employment is involuntarily terminated without cause or he resigns from his employment for “good reason,” and conditioned on his executing a severance agreement and release of claims, he will be entitled to payment of 12 months of his then-current base salary payable after the date of termination according to a schedule that complies with section 409A of the Internal Revenue Code. His employment agreement also provides that in the event his employment is terminated for any reason other than as previously described, including by reason of death or disability or “cause,” then he shall be entitled to receive severance benefits as provided under our then-existing severance and benefit plans and policies at the time of termination.

In Mr. Franklin’s employment agreement, “cause” means any of the following: (i) willful or grossly negligent failure to substantially perform his duties; (ii) commission of gross misconduct which is injurious to us; (iii) breach of a material provision of the employment agreement or agreements incorporated therein; (iv) material violation of a federal or state law or regulation applicable to our business; (v) misappropriation or embezzlement of our funds or an act of fraud or dishonesty upon us made by the executive; (vi) conviction of, or plea of nolo contendere to, a felony; or (vii) continued failure to comply with directives of senior management.

In Mr. Franklin’s employment agreement, “good reason” means the executive’s resignation, if one or more of the following events shall have occurred (unless such event(s) applies generally to all of our senior management): without the executive’s prior written consent, (i) the assignment to the executive of any duties or the reduction of the executive’s duties, either of which results in a material diminution in the executive’s position or responsibilities in effect immediately prior to such assignment, or the removal of the executive from such position and responsibilities; (ii) a material reduction by us in his base salary as in effect immediately prior to such reduction; or (iii) any material breach by us of any material provision of the employment agreement.

Change in Control Provisions

Mr. Franklin’s employment agreement does not provide for severance payments or acceleration of vesting of equity awards in the event of a change in control. Neither our 2001 Stock Option Plan nor our 2007 Equity Incentive Plan provide for the acceleration of outstanding options or other equity incentive awards in the event of a change in control (as defined in the plans), except in the limited circumstance where the successor corporation does not assume our outstanding options. When a successor corporation does not assume our options in the event of an acquisition or merger, the optionee will have the right to exercise the option or stock purchase right as to all the shares underlying the applicable options, including shares not otherwise vested or exercisable. The right to exercise the option or stock purchase right applies to all of our employees, including our named executive officers.

In the event of a change in control (as defined in the plans), if the awards to be granted are not assumed by the successor corporation, our compensation committee has the authority as administrator of the equity plan to accelerate the vesting of the awards.

Potential Payments upon Termination or Change in Control

None of our named executive officers has an employment or other severance agreement that provides for payment of any amount in connection with termination of employment upon a change in control of the company, other than those payments otherwise due to Mr. Franklin upon an involuntary termination or resignation for “good reason” (as defined above). Please see the section above entitled “Employment Contracts and Severance Agreements with Named Executive Officers” above for detailed descriptions of the agreements with named executive officers that govern post-employment payments and benefits. No payments are due in the event of voluntary termination of employment or termination of employment as a result of death or disability or for “cause” (as defined above).

Assuming the involuntary termination of employment (including resignation for “good reason”) of the named executive officers took place on July 31, 2014, no named executive officer would be entitled to receive severance payments and benefits, except Mr. Franklin who would be eligible to receive payments totaling $400,000, the equivalent of twelve months of his fiscal 2014 base salary.

Equity Compensation Plan Information

The following table provides information as of July 31, 2014 with respect to shares of our common stock that may be issued upon the exercise of options and similar rights under all of our existing equity compensation plans, including our 2007 Equity Incentive Plan, our 2001 Stock Option Plan, our 1994 Purchase Plan, our 2014 Purchase Plan, the Copart, Inc. stand alone stock option award agreement dated April 14, 2009 (as amended on June 9, 2010) between Copart, Inc. and Willis J. Johnson (the Johnson Option Agreement), the Copart, Inc. stand alone stock option award agreement dated April 14, 2009 (as amended on June 9, 2010) between Copart, Inc. and A. Jayson Adair (the 2009 Adair Option Agreement), the Copart, Inc. stand alone stock option award agreement dated December 16, 2013 between Copart, Inc. and A. Jayson Adair (the 2013 Adair Option Agreement), and the Copart, Inc. stand alone stock option agreement dated December 16, 2013 between Copart, Inc. and Vincent W. Mitz (the Mitz Option Agreement). Our 2001 Stock Option Plan was terminated in 2007; our 1992 Stock Option Plan was terminated in 2001; our 1994 Director Option Plan was terminated in August 2003; and our 1994 Purchase Plan was terminated in March 2014. No additional grants will be made under these plans, no shares remain outstanding under our 1994 Purchase Plan and no options remain outstanding under our 1992 Stock Option Plan or our 1994 Director Option Plan, but options granted prior to the termination of our 2001 Stock Option Plan remain outstanding and are subject to the terms of the applicable plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	19,082,092	(2)	$21.64	(3)	5,549,688	(4)
Equity compensation plans not approved by security holders	—		—		—
Total	19,082,092		$21.64		5,549,688

(1)	We are unable to ascertain with specificity the number of securities to be issued upon exercise of outstanding rights under the 2014 Employee Stock Purchase Plan or the weighted average exercise price of outstanding rights under that plan. The 2014 Employee Stock Purchase Plan provides that shares of our common stock may be purchased at a per share price equal to 85% of the fair market value of the common stock on the beginning of the offering period or a purchase date applicable to such offering period, whichever is lower.

(2)	Reflects the number of shares of common stock to be issued upon exercise of outstanding options under the 2001 Stock Option Plan, the 2007 Equity Incentive Plan, the Johnson Option Agreement, the 2009 Adair Option Agreement, the 2013 Adair Option Agreement, and the Mitz Option Agreement.

(3)	Reflects weighted average exercise price of outstanding options under the 2001 Stock Option Plan, the 2007 Equity Incentive Plan, the Johnson Option Agreement, the 2009 Adair Option Agreement, the 2013 Adair Option Agreement, and the Mitz Option Agreement.

(4)	Includes securities available for future issuance under the 2014 Employee Stock Purchase Plan and the 2007 Equity Incentive Plan. No securities are available for future issuance under the 2001 Stock Option Plan, 1992 Stock Option Plan, 1994 Director Option Plan and 1994 Purchase Plan.

RELATED PERSON TRANSACTIONS

Audit Committee Approval Policy

Our audit committee is responsible for the review, approval, or ratification of “related person transactions” between us and related persons. Under SEC rules, a related person is any person who is or was since the beginning of the last fiscal year a director, officer, nominee for director, or 5% stockholder of Copart (and any of his or her immediate family members).

In October 2012, our audit committee adopted a revised written policy with respect to related person transactions. Under the policy, any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration, and approval. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

Related Person Transactions

During fiscal 2014 and to October 6, 2014 of fiscal 2015, we engaged in the related person transactions described in this section, all of which were approved by our audit committee. We believe that the terms of these transactions were no less favorable to us than could have been obtained from unaffiliated third parties.

Related Party Employment

We employ Brett Adair, the brother of A. Jayson Adair, our chief executive officer, in a non-executive position. In fiscal 2014, we paid Mr. Adair a total of $292,278.94, consisting of $192,278.94 in base salary and $100,000 as a cash bonus, which cash bonus was earned in fiscal 2013 and paid in fiscal 2014. In January 2014, our compensation committee approved a grant to Mr. Adair of an option to purchase 30,000 shares of our common stock at an exercise price per share of $36.11. In addition, Mr. Adair is given a monthly automobile expense allowance.

We employ Diane Yassa, daughter of James Meeks, a member of our board of directors, in a non-executive position. In fiscal 2014, we paid Ms. Yassa a total of $175,673 in base salary. In January 2014, our compensation committee approved a grant to Ms. Yassa of an option to purchase 30,000 shares of our common stock at an exercise price per share of $36.11.

Real Property and Equipment Leases; Real Property Acquisitions

In connection with our acquisition in May 2013 of Salvage Parent, Inc., which conducted business primarily as Quad City Salvage Auction, Crashed Toys, and Desert View Auto Auction, we assumed certain leases for real property and equipment for which John Lindle, our senior vice president of strategic growth, had, or continues to have, an ownership interest.

The following table reflects, with respect to each real property and equipment lease assumed by us, (i) the approximate total dollar value of lease payments made by us, and (ii) the approximate dollar value of Mr. Lindle’s interest in such payments, in each case from the beginning of fiscal 2014 to October 1, 2014.

Property or Equipment	Total Lease Payments		Ownership Interest	Amount of Related Person Interest
QCSA Elgin	$504,000		50%	$252,000
QCSA Eldridge	$219,663		50%	$109,832
QCSA Hammond	$448,483		33%	$148,000
Crashed Toys Iowa	$300,225		40%	$120,090
QCSA Equipment	$116,443	*	50%	$58,222
Total				$688,144

*	Includes lease termination payment of $100,000.

In addition, in August 2014, we purchased the QCSA Eldridge and the Crashed Toys Iowa facilities. The following table reflects, with respect to each facility, (i) the approximate total dollar value of the purchase price paid by us, and (ii) the approximate dollar value of Mr. Lindle’s interest in the purchase price:

Facility	Purchase Price	Ownership Interest	Amount of Related Person Interest
QCSA Eldridge	$3,211,492	50%	$1,605,746
Crashed Toys Iowa	$4,217,486	40%	$1,686,995
Total			$3,292,741

Other Related Person Transactions

Property Acquisition

In connection with moving our corporate headquarters from California to Texas, we asked Brett Adair, our Vice President of Sales, Marketing and a 6 year employee of Copart, to relocate to Texas. In connection with his relocation, on December 14, 2012, we entered into a binding contract with Mr. Adair and his wife for the purchase of certain commercial property and personal property in California for an aggregate purchase price of approximately $1,040,000. The purchase price of the commercial property was based on an appraisal of the property prepared by an independent licensed real estate appraiser. Under the terms of our agreement with the Adairs, we bore all risk with respect to any losses on future sales of the property, and the Adairs would not benefit in the event of any gains. This transaction was approved by our audit committee. In addition, we believe that the terms of this transaction were no less favorable to us than could have been obtained from unaffiliated third parties. Mr. Adair is the brother of A. Jayson Adair, our chief executive officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

To our knowledge, based solely upon review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended July 31, 2014, all Section 16(a) filing requirements applicable to our officers, directors and holders of more than ten percent of our common stock were satisfied except for the late filing of a Form 3 for Sean Eldridge, our senior vice president and chief operating officer.

SECURITY OWNERSHIP

The following table sets forth certain information known to us regarding the ownership of our common stock as of October 6, 2014 by (i) all persons known by us to be beneficial owners of five percent or more of our common stock; (ii) each of our current directors and nominees for director; (iii) any other named executive officers (as defined in the section of this Proxy Statement entitled “Executive Compensation — Summary Compensation Table”); and (iv) all of our executive officers and directors as a group. Beneficial ownership is determined based on SEC rules and includes certain stock options exercisable within 60 days of October 6, 2014. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Total Shares Outstanding(2)
5% or more beneficial owners, executive officers and directors:
BlackRock, Inc. (3)	6,652,986	5.3%
The Vanguard Group (4)	6,597,368	5.2%
Willis J. Johnson (5)	14,363,690	11.0%
A. Jayson Adair (6)	6,188,730	4.7%
Robert H. Vannuccini (7)	292,163	*
Daniel J. Englander (8)	457,640	*
Vincent W. Mitz (9)	973,987	*
Steven D. Cohan (10)	240,006	*
James E. Meeks (11)	200,000	*
William E. Franklin (12)	399,397	*
Matt Blunt (13)	15,000	*
Paul A. Styer (14)	432,563	*
Thomas N. Tryforos (15)	291,334	*
All directors and executive officers as a group (18 persons) (16)	24,101,808	17.4%

*	Represents less than 1% of our outstanding common stock.

(1)	Unless otherwise set forth in these footnotes, the mailing address for each of the persons listed in this table is: c/o Copart, Inc., 14185 Dallas Parkway, Suite 300, Dallas, Texas 75254.

(2)	Based on 126,242,365 shares outstanding as of October 6, 2014.

(3)	Includes 6,111,789 shares as to which BlackRock, Inc. (“BlackRock”) and its affiliates have sole voting power, and 6,652,986 shares as to which BlackRock and its affiliates have sole dispositive power. Beneficial ownership information is based on a Schedule 13G filed with the SEC on January 28, 2014. The address of BlackRock and its affiliates is 40 East 52nd Street, New York, NY 10022.

(4)	Includes 69,288 shares as to which The Vanguard Group (“Vanguard”) and its affiliates have sole voting power, 6,535,480 shares as to which Vanguard and its affiliates have sole dispositive power, and 61,888 shares as to which Vanguard and its affiliates have shared dispositive power. Beneficial ownership information is based on a Schedule 13G filed with the SEC on February 12, 2014. The address of Vanguard and its affiliates is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(5)	Includes 7,395,645 shares held by the Willis J. Johnson and Reba J. Johnson Revocable Trust DTD 1/16/1997, for which Mr. Johnson and his wife are trustees and 2,368,047 shares held by the Reba Family Limited Partnership II, for which Mr. Johnson and his wife are the general partners. Also includes options to acquire 4,600,000 shares of common stock held by Mr. Johnson that are exercisable within 60 days after October 6, 2014.

(6)	Includes 1,014,033 shares held by the A. Jayson Adair and Tammi L. Adair Revocable Trust, for which Mr. Adair and his wife are trustees, 24,696 shares held by irrevocable trusts for the benefit of members of Mr. Adair’s immediate family and 550,000 shares held by JTGJ Investments, LP, a Texas limited partnership. Mr. Adair disclaims beneficial ownership of the shares held by JTGJ Investments, LP, except to the extent of his pecuniary interest. Also includes options to acquire 4,600,000 shares of common stock held by Mr. Adair that are exercisable within 60 days after October 6, 2014.

(7)	Includes 2,339 shares held directly, and options to acquire 289,824 shares of common stock held by Mr. Vannuccini that are exercisable within 60 days after October 6, 2014.

(8)	Includes 199,900 held by Ursula Capital Partners, for which Mr. Englander is the sole general partner, 2,450 shares held by trusts for the benefit of members of Mr. Englander’s immediately family and 15,290 shares held directly by Mr. Englander. Mr. Englander disclaims beneficial ownership of the shares held by Ursula Capital Partners except to the extent of his pecuniary interest therein. Also includes options to acquire 240,000 shares of common stock held by Mr. Englander that are exercisable within 60 days after October 6, 2014.

(9)	Includes 12,320 shares held directly and options to acquire 961,667 shares of common stock held by Mr. Mitz that are exercisable within 60 days after October 6, 2014.

(10)	Includes 6 shares owned directly and options to acquire 240,000 shares of common stock held by Mr. Cohan that are exercisable within 60 days after October 6, 2014.

(11)	Includes options to acquire 200,000 shares of common stock held by Mr. Meeks that are exercisable within 60 days after October 6, 2014.

(12)	Includes 10,731 shares held directly and options to acquire 388,666 shares of common stock held by Mr. Franklin that are exercisable within 60 days after October 6, 2014.

(13)	Includes options to acquire 15,000 shares of common stock held by Mr. Blunt that are exercisable within 60 days after October 6, 2014.

(14)	Includes 52,230 shares held directly and options to acquire 380,333 shares of common stock held by Mr. Styer that are exercisable within 60 days after October 6, 2014.

(15)	Includes 251,334 shares held by Elias Charles & Co. LLC, of which Mr. Tryforos is a member. Mr. Tryforos disclaims beneficial ownership of the shares held by Elias Charles & Co. LLC except to the extent of his pecuniary interest. Also includes options to acquire 40,000 shares of common stock held by Mr. Tryforos that are exercisable within 60 days after October 6, 2014.

(16)	Includes 11,927,172 shares and options to acquire 12,174,636 shares of common stock held by all executive officers and directors as a group that are exercisable within 60 days after October 6, 2014.

OTHER MATTERS

Other Matters

We know of no other matters to be submitted at the annual meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the form of proxy to vote the shares they represent as our board of directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the proxy.

Adjournment of the 2014 Annual Meeting

In the event that there are not sufficient votes to approve any proposal incorporated in this proxy statement at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of proxies from holders of our common stock. Proxies that are being solicited by our board of directors grant discretionary authority to vote for any adjournment, if necessary.

Annual Report

A copy of our Annual Report for the fiscal year ended July 31, 2014 is available as indicated in the Notice of Internet Availability and is available to the public at https://materials.proxyvote.com/217204. The annual report is not incorporated into this proxy statement and is not proxy soliciting material.

For the Board of Directors
COPART, INC.

Paul A. Styer,
Secretary

Dated: October 24, 2014

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF
PROXY MATERIALS FOR THE 2014 ANNUAL MEETING:

The Proxy Statement and 2014 Annual Report are available free of charge at
https://materials.proxyvote.com/217204.

Directions to the Copart, Inc. 2014 Annual Stockholder Meeting

Directions to:	Copart, Inc. Dallas Corporate Office 14185 Dallas Parkway, Suite 300 Dallas, Texas 75254

From:	Dallas Fort Worth International Airport

Head towards the north exit
Take the ramp onto International Parkway (partial toll road)
Continue onto TX-121 N
Take the exit onto I-635 E
Take exit 22C to merge onto Dallas North Tollway N (partial toll road)
Take the exit toward Spring Valley Rd/Quorum Dr/Verde Valley Lane (toll road)
Merge onto Dallas Parkway
Turn left onto Spring Valley Road
Turn left onto Dallas Parkway
Destination will be on the right

Appendix A

COPART, INC.
2014 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the 2014 Employee Stock Purchase Plan of Copart, Inc.

1.    Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated Contributions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.    Definitions.

(a)    “Administrator” shall mean the Board or any committee designated by the Board to administer the Plan pursuant to Section 13.

(b)    “Board” shall mean the Board of Directors of the Company.

(c)    “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d)    “Common Stock” shall mean the Common Stock of the Company.

(e)    “Company” shall mean Copart, Inc. or any successor of the Company.

(f)    “Compensation” shall mean all base straight time gross earnings and sales commissions, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

(g)    “Contributions” shall mean the payroll deductions and other additional payments that the Company may permit to be made by a participant to fund the exercise of options granted pursuant to the Plan.

(h)    “Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan.

(i)    “Employee” shall mean any individual who is an employee of the Company or any Designated Subsidiary for tax purposes whose customary employment with the Employer is at least twenty (20) hours per week and more than five (5) months in any calendar year, and who has completed 90 days of continuous employment with the Employer prior to a given Enrollment Date. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Employer or is legally protected under applicable law. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave. The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, determine (on a uniform and nondiscriminatory basis or as otherwise permitted by U.S. Treasury Regulation Section 1.423-2) that the definition of Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, provided the exclusion is applied with respect to each Offering in an identical manner to all highly compensated individuals of the Employer whose Employees are participating in that Offering. Each exclusion will be applied with respect to an Offering in a manner complying with U.S. Treasury Regulation Section 1.423-2(e)(2)(ii).

(j)       “Employer” shall mean the employer of the applicable Employee(s).

(k)       “Enrollment Date” shall mean the first day of each Offering Period.

(l)       “Exercise Date” shall mean the last day of each Offering Period.

(m)       “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(1)      If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value shall be the closing sale price for the Common Stock (or the mean of the closing bid and asked prices, if no sales were reported), as quoted on such exchange (or the exchange with the greatest volume of trading in Common Stock) or system on the date of such determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, or

(2)      If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, or

(3)      In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(n)     “Offering” shall mean an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4. For purposes of this Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Employees of one or more Employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).

(o)     “Offering Period” shall mean a period of approximately six (6) months, commencing on the first Trading Day on or after July 1 and terminating on the last Trading Day in the period ending the following December 31, or commencing on the first Trading Day on or after January 1 and terminating on the last Trading Day in the period ending the following June 30, during which an option granted pursuant to the Plan may be exercised. The duration of Offering Periods may be changed pursuant to Section 4 or Section 19 of this Plan.

(p)     “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(q)     “Plan” shall mean this 2014 Employee Stock Purchase Plan.

(r)     “Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that the Purchase Price may be determined for subsequent Offering Periods by the Administrator subject to compliance with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule) or pursuant to Section 19.

(s)     “Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(t)     “Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(u)     “Trading Day” shall mean a day on which the national stock exchange upon which the Common Stock is listed is open for trading.

3.    Eligibility.

(a)    Any Employee (as defined in Section 2(i)), who shall be employed by the Company or any Designated Subsidiaries on a given Enrollment Date shall be eligible to participate in the Plan, subject to the requirements of this Section 3 and Section 5.

(b)    Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code.

(c)    Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent his or her rights to purchase stock under all employee stock purchase plans of the Company or any Parent or Subsidiary accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.

4.    Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after July 1 and January 1 each year, or on such other date as the Administrator shall determine, and continuing thereafter until terminated in accordance with Section 19 hereof. The Administrator shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offerings without shareholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter; provided, however, that no Offering Period may last more than twenty-seven (27) months.

5.    Participation.

(a)    An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company’s Personnel Administrator at its principal executive offices prior to the applicable Enrollment Date or by following an electronic or other enrollment procedure determined by the Administrator.

(b)    Contributions via payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

6.    Payroll Deductions.

(a)    At the time a participant enrolls in the Plan, he or she shall elect to have Contributions (in the form of payroll deductions or otherwise, to the extent permitted by the Administrator) made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period. The Administrator, in its sole discretion, may permit all participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the subscription agreement prior to each Exercise Date.

(b)    All Contributions made for a participant shall be credited to his or her account under the Plan and Contributions will be made in whole percentages only. A participant may not make any additional payments into such account.

(c)    A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her Contributions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Administrator may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(d)    Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(c) hereof, a participant’s Contributions may be decreased to 0% at such time during any Offering Period. Subject to Section 423(b)(8) of the Code and Section 3(c) hereof, Contributions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

(e)    Notwithstanding any provisions to the contrary in the Plan, the Administrator may allow Employees to participate in the Plan via cash contributions instead of payroll deductions if payroll deductions are not permitted under applicable local law and the Administrator determines that cash contributions are permissible under Section 423 of the Code.

(f)    At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Employer’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Employer may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Employer to meet applicable withholding obligations, including any withholding required to make available to the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee. In addition, the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding the Employer deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).

7.    Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s Contributions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than a number of Shares determined by dividing $12,500 by the Fair Market Value of a share of the Company’s Common Stock on the Enrollment Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(c) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof, and shall expire on the last day of the Offering Period.

8.    Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option shall be purchased for such participant at the applicable Purchase Price with the accumulated Contributions in his or her account. No fractional shares will be purchased; any Contributions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant’s account after the Exercise Date shall be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9.    Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

10.    Withdrawal; Termination of Employment.

(a)    A participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan or by following an electronic or other enrollment procedure determined by the Administrator. All of the participant’s Contributions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant re-enrolls in the Plan in accordance with the provisions of Section 5.

(b)    Upon a participant’s ceasing to be an Employee (as defined in Section 2(i) hereof), for any reason, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such participant’s account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such participant’s option will be automatically terminated.

(c)    A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11.    Interest. No interest shall accrue on the Contributions of a participant in the Plan, except as may be required by applicable law, as determined by the Company, and if so required by the laws of a particular jurisdiction, shall apply to all participants in the relevant Offering, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1-423-2(f).

12.    Stock.

(a)    The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall equal that number of shares of the Company’s Common Stock authorized and available for issuance under the Company’s 1994 Employee Stock Purchase Plan as of July 1, 2014 (notwithstanding the fact that the 1994 Employee Stock Purchase Plan may have expired), after taking into account any purchase of shares under the Company’s 1994 Employee Stock Purchase Plan in the offering period ended June 30, 2014, up to a maximum of 1,198,958 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(b)    The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

(c)    Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

13.    Administration. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Administrator shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to designate separate Offerings under the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. The Administrator also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S. Every finding, decision and determination made by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties.

14.    Designation of Beneficiary.

(a)    A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)    Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c)    All beneficiary designations will be in such form and manner as the Administrator may designate from time to time. Notwithstanding Sections 14(a) and (b) above, the Company and/or the Administrator may decide not to permit such designations by participants in non-U.S. jurisdictions to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).

15.    Transferability. Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant and may be exercised, during the lifetime of the participant, only by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

16.    Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions except under Offerings.

17.    Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of Contributions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18.    Adjustments Upon Changes in Capitalization.

(a)    Changes in Capitalization. Subject to any required action by the shareholders of the Company, the Reserves as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator.

(c)    Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the “New Exercise Date”) or to cancel each outstanding right to purchase and refund all sums collected from participants during the Offering Period then in progress. If the Administrator shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for his option has been changed to the New Exercise Date and that his option will be exercised automatically on the New Exercise Date, unless prior to such date he has withdrawn from the Offering Period as provided in Section 10 hereof. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger.

The Administrator may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalization, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

19.    Amendment or Termination.

(a)    The Administrator may at any time and for any reason terminate, suspend or amend the Plan. Except as provided in Section 18 hereof, no such termination or suspension can affect options previously granted, provided that an Offering Period may be terminated or suspended by the Administrator on any Exercise Date if the Administrator determines that the termination or suspension of the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 18 hereof or this Section 19, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Rule 16b-3 or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

(b)    Without shareholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit Contributions in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

(c)    In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(1)        altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(2)        shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action; and

(3)        allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

20.    Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.    Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22.    Code Section 409A. The Plan is exempt from the application of Code Section 409A and any ambiguities herein will be interpreted to so be exempt from Code Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Code Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Code Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Code Section 409A. Notwithstanding the foregoing, the Company will have no liability to a participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Code Section 409A.

23.    Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under applicable law, regulation or stock exchange rule.

24.    Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect until terminated under Section 19 hereof.

EXHIBIT A

COPART, INC.

2014 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

__ Original Application	Enrollment Date: ______________
__ Change in Payroll Deduction Rate
__ Change of Beneficiary(ies)

1.	___________________ hereby elects to participate in the Copart, Inc. 2014 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”) and subscribes to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

2.	I hereby authorize payroll deductions from each paycheck in the amount of ___% (not to exceed 10%) of my Compensation on each payday during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3.	I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4.	I have received a copy of the complete “Employee Stock Purchase Plan.” I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that the grant of the option by the Company under this Subscription Agreement is subject to obtaining shareholder approval of the Employee Stock Purchase Plan.

5.	Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and Spouse Only): ___________________

6.	I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or within 1-year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the two-year and one-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7.	I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

8.	In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:

NAME: (Please print) _________________________________________________________
(First) (Middle) (Last)

Relationship

(Address)

NAME: (Please print) _________________________________________________________
(First) (Middle) (Last)

Relationship

(Address)

Employee’s Social Security Number:

Employee’s Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:
Signature of Employee

Spouse’s Signature (If beneficiary other than spouse)

EXHIBIT B

COPART, INC.

2014 EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

The undersigned participant in the Offering Period of the Copart, Inc. 2014 Employee Stock Purchase Plan which began on ________ __, ____ (the “Enrollment Date”) hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the Contributions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Name and Address of Participant:

Signature:

Date:

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on December 3, 2014.

Vote by Internet

•	Go to www.investorvote.com/CPRT
•	Or scan the QR code with your smartphone
•	Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
•	Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card	1234	5678	9012	345

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.
1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - Willis J. Johnson	☐	☐	02 - A. Jayson Adair	☐	☐	03 - Matt Blunt	☐	☐
04 - Steven D. Cohan	☐	☐	05 - Daniel J. Englander	☐	☐	06 - James E. Meeks	☐	☐
07 - Vincent W. Mitz	☐	☐	08 - Thomas N. Tryforos	☐	☐

	For	Against	Abstain
2. To approve the Copart, Inc. 2014 Employee Stock Purchase Plan.	☐	☐	☐
3. Advisory (non-binding) vote to approve executive compensation for the year ended July 31, 2014 (say-on-pay vote).	☐	☐	☐
4. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2015.	☐	☐	☐
5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

 B   Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Sign exactly as your name(s) appears on your stock certificate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated.

Executors, administrators, trustees, etc. are requested to so indicate when signing. If stock is registered in two names, both should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

■	+

01WWDC

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Copart, Inc.

Proxy for 2014 Annual Meeting of Stockholders December 3, 2014	+

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COPART, INC.

The undersigned stockholder of Copart, Inc. (the “Company”) hereby revokes all previous proxies, acknowledges receipt of the notice of the 2014 Annual Meeting of Stockholders to be held on December 3, 2014, and the proxy statement and appoints A. Jayson Adair and Paul A. Styer or either of them, each with full power of substitution, as the proxy and attorney-in-fact of the undersigned to vote and otherwise represent all of the shares registered in the name of the undersigned at the 2014 Annual Meeting of Stockholders of the Company to be held on Wednesday, December 3, 2014, at 8:00 a.m. Central Time, at 14185 Dallas Parkway, Suite 300, Dallas, TX 75254, and any adjournment thereof, with the same effect as if the undersigned were present and voting such shares on the following matters and in the following manner set forth on the reverse side.

For the proposals on the reverse side, the board of directors recommends that you vote “FOR” all of the nominees for director in Proposal 1 and “FOR” Proposals 2, 3 and 4. This Proxy, when properly executed, will be voted as specified on the reverse side.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED: “FOR” THE ELECTION OF THE DIRECTORS LISTED IN ITEM 1, “FOR” THE PROPOSAL LISTED IN ITEM 2, “FOR” THE PROPOSAL LISTED IN ITEM 3, AND “FOR” THE PROPOSAL LISTED IN ITEM 4; AND AS THE PROXY HOLDER MAY DETERMINE IN HIS DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

SEE REVERSE SIDE

C Non-Voting Items
Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐

■	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+